EXHIBIT 2




(A free translation of the original in Portuguese)

GERDAU S.A.
REPORT OF INDEPENDENT ACCOUNTANTS ON THE
LIMITED REVIEW OF QUARTERLY INFORMATION (ITR)
SEPTEMBER 30, 2003

(A free translation of the original in Portuguese)

REPORT OF INDEPENDENT ACCOUNTANTS
ON THE LIMITED REVIEW

To the Board of Directors and Stockholders
Gerdau S.A.



1 We have carried out limited reviews of the Quarterly Information (ITR) of Gerdau S.A. and Gerdau S.A. and its subsidiary companies for the quarters and periods ended September 30 and June 30, 2003 and September 30, 2002. This information is the responsibility of the Company's management.

2 Our reviews were carried out in conformity with specific standards established by the Institute of Independent Auditors of Brazil (IBRACON), in conjunction with the Federal Accounting Council (CFC), and mainly comprised: (a) inquiries of and discussions with management responsible for the accounting, financial and operating areas of the Company with regard to the main criteria adopted for the preparation of the quarterly information and (b) a review of the significant information and of the subsequent events which have, or could have, significant effects on the Company's financial position and operations.

3 Based on our limited reviews, we are not aware of any material modifications that should be made to the quarterly information referred to above in order that such information be stated in conformity with the accounting practices adopted in Brazil applicable to the preparation of quarterly information, consistent with the Brazilian Securities Commission (CVM) regulations.

Gerdau S.A.


4 Our reviews were conducted in order to issue a report on the Quarterly Information (ITR) referred to in paragraph one, taken as a whole. The statement of cash flow, presented to provide additional information on the Company and its subsidiary companies, is not required as an integral part of the Quarterly Information (ITR). The statement of cash flow was submitted to the review procedures mentioned in paragraph two and, based on our review, we are not aware of any significant change that should be made for it to be properly presented, in all material respects, in relation to the Quarterly Information (ITR), taken as a whole.

       Porto  Alegre, October 29, 2003

       PricewaterhouseCoopers
       Auditores Independentes
       CRC 2SP000160/O-5 "F" RS

       Amoreti Franco Gibbon
       Contador CRC 1SC011841/0-9 "S" RS

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

REGISTRATION WITH CVM DOES NOT IMPLY ANY APPROVAL OF THE COMPANY. THE ACCURACY OF THE INFORMATION IS THE RESPONSIBILITY OF COMPANY MANAGEMENT.


01.01  -  IDENTIFICATION

1  -  CVM CODE       2  -  COMPANY NAME                              3  -  General Taxpayers' Registration (CNPJ)
00398-0              Gerdau S.A.                                     33.611.500/0001-19
4  - Register Inscription Number - NIRE
33300032266

01.02 - HEAD OFFICE

1 - FULL ADDRESS                          2 - SUBURB OR DISTRICT
Av. Joao XXIII, 6777                      Sta. Cruz

3 - ZIP CODE                              4 - MUNICIPALITY                                            5 - STATE
23560-900                                 Rio de Janeiro                                              RJ

6 - AREA CODE                             7 - TELEPHONE                      8 - TELEPHONE            9 - TELEPHONE      10 - TELEX
021                                       2414-6000                          -                        -

11- AREA CODE                             12 - FAX                           13 - FAX                 14 - FAX
021                                       2414-6243                          -                        -

15 - E-MAIL
Inform@gerdau.com.br

01.03 - INVESTOR RELATIONS OFFICER (Company Mail Address)
1 - NAME                               2 - ADDRESS
Osvaldo Burgos Schirmer                Av. Farrapos, 1811

3 - SUBURB OR DISTRICT                 4 - ZIP CODE                        5 - MUNICIPALITY                    6 - STATE
Floresta                               90220-005                           Porto Alegre                        RS

6 - AREA CODE                             7 - TELEPHONE                      8 - TELEPHONE            9 - TELEPHONE      10 - TELEX
051                                       3323-2000                          -                        -
11- AREA CODE                             12 - FAX                           13 - FAX                 14 - FAX
051                                       3323-2281                          -                        -
15 - E-MAIL
inform@gerdau.com.br
--------------------

01.04 - GENERAL INFORMATION / INDEPENDENT ACCOUNTANTS
            CURRENT YEAR                             CURRENT QUARTER                               PRIOR QUARTER
1-BEGINNING       2-END               3-NUMBER       4-BEGINNING       5-END        6-NUMBER       7-BEGINNING        8-END
1/1/2003          12/31/2003                3        7/1/2003          9/30/2003          2        4/1/2003           6/30/2003

9 - NAME OF INDEPENDENT ACCOUNTANTS                                                                          10 - CODE CVM
PricewaterhouseCoopers Auditores Independentes                                                               00287-9

11 - NAME OF RESPONSIBLE ACCOUNTANT                                                                          12 - TAXPAYER ID NO. OF
                                                                                                             RESP. ACCOUNTANT
Carlos Alberto de Souza                                                                                      724.687.697-91


(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
1  -  CVM CODE       2  -  COMPANY NAME                              3  -  General Taxpayers' Registration (CNPJ)
00398-0              Gerdau S.A.                                     33.611.500/0001-19

01.05 - CAPITAL COMPOSITION
                NUMBER                         1 - CURRENT QUARTER                  2 - PRIOR QUARTER               3 - SAME QUARTER
             (THOUSANDS)                            9/30/2003                           6/30/2003                      PRIOR YEAR
                                                                                                                       9/30/2002
Paid-up Capital
1 - Common                                                 51,468                              51,468                 39,590,942
2 - Preferred                                              96,886                              96,886                 74,527,529
3 - Total                                                 148,354                             148,354                114,118,471
Treasury Stock
4 - Common                                                      0                                   0                          0
5 - Preferred                                                   0                                   0                          0
6 - Total                                                       0                                   0                          0


01.06 - CHARACTERISTICS OF THE COMPANY
1 - TYPE OF COMPANY
Commercial, Industrial and Other

2 - SITUATION
Operating

3 - SHARE CONTROL NATURE
Private National

4 - ACTIVITY CODE
1140200 - Siderurgy

5 - MAIN ACTIVITY
Siderurgy

6 - CONSOLIDATION TYPE
Total

7 - TYPE OF REPORT OF INDEPENDENT ACCOUNTANTS
Without exception

01.07 - COMPANIES EXCLUDED FROM THE CONSOLIDATED FINANCIAL STATEMENTS
1-ITEM      2- CNPJ                  3-NAME

01.08 - DIVIDENDS APPROVED AND/OR PAID DURING AND AFTER THE QUARTER
1- ITEM           2 - EVENT           3 - DATE       4 - TYPE                       5 - DATE OF    6 - TYPE OF    7 - EARNINGS
                                      APPROVED                                      PAYMENT        SHARE          PER SHARE

01                RCA                 6/30/2003      Interest on own capital        8/14/2003      ON                 0.340000000

02                RCA                 6/30/2003      Interest on own capital        8/14/2003      PN                 0.340000000

03                RCA                 9/30/2003      Interest on own capital        11/18/2003     ON                 0.510000000

04                RCA                 9/30/2003      Interest on own capital        11/18/2003     PN                 0.510000000


(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
1  -  CVM CODE       2  -  COMPANY NAME                              3  -  General Taxpayers' Registration (CNPJ)
00398-0              Gerdau S.A.                                     33.611.500/0001-19

01.09 - SUBSCRIBED CAPITAL AND ALTERATIONS DURING THE CURRENT YEAR
1- ITEM           2 - DATE OF         3 - Subscribed       4 - CHANGE                5 - NATURE    6 - NUMBER OF     7 - SHARE PRICE
                  CHANGE              Capital              AMOUNT                    OF CHANGE     SHARES ISSUED     ON ISSUE DATE
                                      (Thousands of reais) (Thousands of reais )                   (Thousand)         (Reais)

                                                                                     Revenue
01                4/30/2003             1,735,656              400,536               reserve         34,235,541       0.0116965010

01.10 - INVESTOR RELATIONS OFFICER
1 - DATE                             2 - SIGNATURE

10/30/2003

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES



01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  - CNPJ

00398-0            Gerdau S.A.                                  33.611.500/0001-19


02.01 - BALANCE SHEET - ASSETS (R$ THOUSAND)

1 - CODE        2 - DESCRIPTION                                              3 - 9/30/2003           4 - 6/30/2003

1               Total assets                                                     7,590,894               7,236,671
1.01            Current assets                                                   1,927,406               1,658,473
1.01.01         Cash and banks                                                      65,231                  52,532
1.01.02         Credits                                                          1,042,568                 699,934
1.01.02.01      Trade accounts receivable                                          622,337                 615,233
1.01.02.03      Tax credits                                                         38,598                  45,274
1.01.02.05      Marketable securities                                              381,633                  39,427
1.01.03         Inventories                                                        750,294                 841,790
1.01.03.01      Finished products                                                  296,967                 328,341
1.01.03.02      Work in process                                                    150,553                 174,584
1.01.03.03      Raw materials                                                      182,468                 216,124
1.01.03.04      Warehouse materials                                                 94,477                  95,738
1.01.03.05      Advances to suppliers                                               25,829                  27,003
1.01.04         Other                                                               69,313                  64,217
1.01.04.01      Other accounts receivable                                           68,108                  62,822
1.01.04.02      Deferred income tax and social contribution                          1,205                   1,395
1.02            Long-term receivables                                              125,633                 116,003
1.02.01         Sundry credits                                                       8,908                   8,908
1.02.01.01      Eletrobras loans                                                     8,908                   8,908
1.02.02         Receivables from related companies                                  16,806                  11,970
1.02.02.01      Associated companies                                                16,806                  11,970
1.02.02.02      Subsidiary companies                                                     0                       0
1.02.02.03      Other                                                                    0                       0
1.02.03         Other                                                               99,919                  95,125
1.02.03.01      Judicial deposits and other                                         69,695                  63,779
1.02.03.02      Swap operations                                                          0                       0
1.02.03.03      Deferred income tax and social contribution                         30,224                  31,346
1.03            Permanent assets                                                 5,537,855               5,462,195
1.03.01         Investments                                                      3,793,414               3,742,145
1.03.01.01      In associated companies                                                  0                       0
1.03.01.02      In subsidiary companies                                          3,775,441               3,725,142
1.03.01.03      Other                                                               17,973                  17,003
1.03.02         Fixed assets                                                     1,735,698               1,711,981
1.03.02.01      Land, buildings and constructions                                  714,788                 711,044
1.03.02.02      Machinery, equipment and installations                           2,160,131               2,097,349
1.03.02.03      Furniture and fixtures                                              36,000                  34,717
1.03.02.04      Vehicles                                                            21,759                  21,085
1.03.02.05      Electronic data equipment                                          182,485                 163,867
1.03.02.06      Construction in progress                                           199,028                 238,404
1.03.02.07      Forestation/reforestation                                          126,199                 120,465
1.03.02.08      Accumulated depreciation                                       (1,704,692)             (1,674,950)
1.03.03         Deferred charges                                                     8,743                   8,069

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                                  33.611.500/0001-19

02.02 - BALANCE SHEET - LIABILITIES AND STOCKHOLDERS' EQUITY (R$ THOUSAND)

1 - CODE        2 - DESCRIPTION                                            3 - 9/30/2003            4 - 6/30/2003

2               Total liabilities and stockholders' equity                    7,590,894                7,236,671
2.01            Current liabilities                                           2,139,750                1,982,993
2.01.01         Loans and financings                                          1,359,408                1,589,460
2.01.02         Debentures                                                      330,163                   11,794
2.01.03         Suppliers                                                       151,057                  133,915
2.01.04         Taxes, charges and contributions                                136,290                  115,803
2.01.05         Dividends payable                                                66,581                   44,415
2.01.06         Provisions                                                            0                        0
2.01.07         Payables to related companies                                         0                        0
2.01.08         Other                                                            96,251                   87,606
2.01.08.01      Salaries payable                                                 48,990                   48,253
2.01.08.02      Other accounts payable                                           44,058                   32,785
2.01.08.03      Deferred income tax and social contribution                       3,203                    6,568
2.02            Long-term liabilities                                         1,626,068                1,607,849
2.02.01         Loans and financings                                          1,037,069                  706,760
2.02.01.01      Local financing                                                 302,739                  315,522
2.02.01.02      Foreign financing                                               734,330                  391,238
2.02.02         Debentures                                                      250,638                  574,394
2.02.03         Provisions                                                            0                        0
2.02.04         Payables to related companies                                    174,171                 169,367
2.02.05         Other                                                           164,190                  157,328
2.02.05.01      Provision for contingencies                                     102,565                  100,767
2.02.05.02      Deferred income tax and social contribution                      31,559                   28,744
2.02.05.03      Other payables                                                   22,272                   20,023
2.02.05.04      Benefits to employees                                             7,794                    7,794
2.03            Deferred income                                                       0                        0
2.05            Stockholders' equity                                          3,825,076                3,645,829
2.05.01         Paid-up capital                                               1,735,656                1,735,656
2.05.02         Capital reserves                                                363,307                  342,813
2.05.02.01      Capital restatement                                                   0                        0
2.05.02.02      Investment subsidies                                            329,545                  309,051
2.05.02.03      Special reserve - Law 8200/91                                    21,487                   21,487
2.05.02.04      Other                                                            12,275                   12,275
2.05.03         Revaluation reserves                                                  0                        0
2.05.03.01      Own assets                                                            0                        0
2.05.03.02      Associated/subsidiary companies' assets                               0                        0
2.05.04         Revenue reserves                                              1,247,202                1,247,202
2.05.04.01      Legal                                                           127,569                  127,569
2.05.04.02      Statutory                                                     1,119,633                1,119,633
2.05.04.03      Contingencies                                                         0                        0
2.05.04.04      Unrealized profits                                                    0                        0
2.05.04.05      Retention of profits                                                  0                        0
2.05.04.06      Special for undistributed dividends                                   0                        0
2.05.04.07      Other                                                                 0                        0

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  - CNPJ
00398-0            Gerdau S.A.                                  33.611.500/0001-19

1 - CODE        2 - DESCRIPTION                                            3 - 9/30/2003            4 - 6/30/2003

2.05.05         Retained earnings                                               478,911                  320,158

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  - CNPJ
00398-0            Gerdau S.A.                                  33.611.500/0001-19

                                        6
03.01 - STATEMENT OF INCOME (R$ THOUSAND)

Code            Description                                  3 - 7/1/2003   4 - 1/1/2003   5 - 7/1/2002     6 - 1/1/2002
                                                             to 9/30/2003   to 9/30/2003   to 9/30/2002     to 9/30/2002

3.01            Gross sales and/or services                      1,771,618      4,879,330     1,419,375      3,636,438
3.02            Deductions                                       (345,772)      (977,308)     (296,844)      (773,692)
3.02.01         Taxes on sales                                   (305,100)      (858,381)     (257,091)      (674,837)
3.02.02         Freights and discounts                            (40,672)      (118,927)      (39,753)       (98,855)
3.03            Net sales and/or services                        1,425,846      3,902,022     1,122,531      2,862,746
3.04            Cost of sales and/or services rendered           (898,760)    (2,424,583)     (650,497)    (1,691,503)
3.05            Gross profit                                       527,086      1,477,439       472,034      1,171,243
3.06            Operating expenses/income                        (239,038)      (618,403)     (167,624)      (508,530)
3.06.01         Selling                                           (92,815)      (250,993)      (64,941)      (176,867)
3.06.02         General and administrative                        (84,575)      (250,107)      (75,459)      (209,569)
3.06.03         Financial, net                                   (144,689)      (311,801)     (443,603)      (622,868)
3.06.03.01      Financial income                                    12,966         50,534        53,367         83,718
3.06.03.02      Financial expenses                               (157,655)      (362,335)     (496,970)      (706,586)
3.06.04         Other operating income                               2,552          9,417         2,255          6,084
3.06.05         Other operating expenses                                 0              0             0              0
3.06.06         Equity in the results of subsidiary and
                associated companies                                80,489        185,081       414,124        494,690
3.07            Operating profit                                   288,048        859,036       304,410        662,713
3.08            Non-operating results                              (7,271)       (12,540)      (13,757)       (22,846)
3.08.01         Income                                                   0              0             0              0
3.08.02         Expenses                                           (7,271)       (12,540)      (13,757)       (22,846)
3.09            Net income before taxation and                     280,777        846,496       290,653        639,867
                participations
3.10            Provision for income tax and social               (41,180)      (136,802)         (128)       (48,942)
                contribution
3.11            Deferred income tax                                  (762)       (17,058)        37,734         40,480
3.12            Statutory participations and contributions         (4,421)       (13,447)       (3,479)        (8,155)
3.12.01         Participations                                     (4,421)       (13,447)       (3,479)        (8,155)
3.12.02         Contributions                                            0              0             0              0
3.13            Reversal of interest on own capital                      0              0             0              0
3.15            Net income for the period                          234,414        679,189       324,780        623,250
                Number of shares (thousand), excluding
                treasury stock                                     148,354        148,354   114,118,471    114,118,471
                Net income per share                               1.58010        4.57816       0.00285        0.00546
                Loss per share

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                                33.611.500/0001-19

04.01 - NOTES TO THE QUARTERLY INFORMATION
(AMOUNTS EXPRESSED IN THOUSANDS OF REAIS UNLESS OTHERWISE INDICATED)


NOTE 1 - PRESENTATION OF THE FINANCIAL STATEMENTS

The financial statements have been prepared in conformity with accounting practices adopted in Brazil and regulations of the Brazilian Securities Commission (CVM).


NOTE 2 - SIGNIFICANT ACCOUNTING PRACTICES

A) Cash and banks and short-term investments - short-term investments are recorded at cost plus accrued income up to the Quarterly Information date, applying the interest rates agreed with the financial institutions.

B) The allowance for doubtful accounts is calculated based on the risk rating of receivables, which takes into consideration historical losses, the individual situation of customers, and the evaluation of the legal advisors and is considered sufficient to cover expected losses on receivables.

C) Inventories are stated at the lower of market value and average production or purchase cost.

D) Investments in subsidiary and associated companies are accounted for using the equity method. The result of the equity adjustment is recorded in an operating results account.

E) Fixed assets are recorded at cost, net of depreciation. Depreciation is calculated on the straight-line basis and takes into consideration the estimated useful lives of assets. Interest on financings used to finance construction in progress is added to the cost of constructions.

F) The amortizations of deferred charges: are calculated on the straight-line method, at rates determined based on the production of projects implemented in relation to installed capacities.

G) Financings are stated at the contract amount, plus the agreed charges, which include interest, monetary or exchange restatement. Swap operations, linked to financing contracts, are classified together with the operations that originated them.

H) Current and deferred income tax and social contribution are calculated in conformity with the legislation in force.

I) Other current and long-term liabilities are recorded at known or estimated amounts plus accrued charges and monetary variations, when applicable.

J) The criteria to translate the balances of assets and liabilities of the operations in foreign currency consist of the translation to local currency (R$) at the exchange rate in effect on the closing date of the Quarterly Information (09/30/2003 - US$ 1.00 = R$ 2.9234 and 06/30/2003 -
       US$ 1.00 = R$ 2.8720).

NOTE 3 - CONSOLIDATED QUARTERLY INFORMATION

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                              33.611.500/0001-19

04.01 - NOTES TO THE QUARTERLY INFORMATION
(AMOUNTS EXPRESSED IN THOUSANDS OF REAIS UNLESS OTHERWISE INDICATED)

a) The consolidated Quarterly Information at September 30, 2003 includes that of Gerdau S.A. and the direct and indirect subsidiary companies listed below:

Florestal Itacambira S.A. (100%), Florestal Rio Largo Ltda. (100%), Itaguai Com. Imp. e Exp. Ltda. (100%), Seiva S.A. - Florestas e Industrias (97%), Armafer Servicos de Construcao Ltda. (100%), Prontofer Servicos de Construcao Ltda. (100%), Laminadora do Sul S.A. (100%), Siderurgica Riograndense S.A. (87%), Gerdau Participacoes Ltda. (100%), CEA Participacoes S.A. (99%), Gerdau Internacional Empreendimentos Ltda. - Grupo Gerdau (100%), Aco Minas Gerais S.A.
- Acominas (79%), Acominas Overseas Ltd. (79%), Aco Minas Com. Imp. Exp. S.A. (79%), Dona Francisca Energetica S.A. (52%), Gerdau Laisa S.A. (99%), Gerdau Aza S.A. (100%), Industria Del Aciero S.A.-Indac (100%), Gerdau Chile Inversiones Ltda. (100%), Aceros Cox S.A. (100%), Axol S.A. (100%), Sipar Aceros S.A. (38%), Siderco S.A. (38%), Gerdau Ameristeel MRM Special Sections Inc. (69%), Gerdau USA Inc. (69%), AmeriSteel Bright Bar Inc. (69%), Gerdau AmeriSteel US Inc. (69%), Gerdau Ameristeel Perth Amboy Inc. (69%), Gerdau Ameristeel Sayreville Inc. (69%), Gallatin Steel Company (34%), Gerdau Ameristeel Corporation (69%), Gerdau Steel Inc. (100%), Aramac S.A. (100%), GTL Equity Investments Corp. (100%), GTL Financial Corp. (100%), Gerdau GTL Spain S.L. (100%), GTL Trade Finance Inc. (100%) and GTL Brasil Ltda. (100%).

b) The main accounting practices used in preparing the consolidated financial statements are as follows:

       I) Gerdau S.A. and its subsidiaries adopt consistent accounting practices to record operations and value their assets and liabilities. The financial statements of foreign companies were translated using the exchange rate in effect on the Quarterly Information date, and were adjusted to conform with the Brazilian accounting practices;

       II) The balances of balance sheet accounts arising from transactions between consolidated companies have been eliminated;

       III) Holdings of minority shareholders in subsidiaries are shown separately.

c) The financial statements of the jointly-owned subsidiary Dona Francisca Energetica S.A .are part of the consolidation, in proportion to the direct holding, and of the jointly-owned subsidiaries Sipar Aceros S.A. and Gallatin Steel Company, proportional to the indirect holding of the parent company in their capital.

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                                  33.611.500/0001-19

04.01 - NOTES TO THE QUARTERLY INFORMATION
(AMOUNTS EXPRESSED IN THOUSANDS OF REAIS UNLESS OTHERWISE INDICATED)

The amounts of the main asset and liability groups and the results of these companies are as follows:

                                                      DONA               GALLATIN               SIPAR
                                                    FRANCISCA              STEEL           (CONSOLIDATED)
                                                 ----------------     ----------------    ------------------
                                                    9/30//03              9/30/03              9/30/03
                                                 ----------------     ----------------    ------------------
Assets
Current assets                                           128,869              244,935               100,708
Long-term receivables                                    130,562                    -                 2,487
Permanent assets                                         193,873              764,661                20,831
                                                 ----------------     ----------------    ------------------
                                                                      ----------------    ------------------
Total assets                                             453,304            1,009,596               124,026
                                                 ================     ================    ==================

Liabilities
Current  liabilities                                      31,465              129,292                64,177
Long-term liabilities                                    441,612              232,629                     -
Stockholders' equity                                    (19,773)              647,675                59,849
                                                 ----------------     ----------------    ------------------
                                                                      ----------------    ------------------
Total liabilities and stockholders' equity               453,304            1,009,596               124,026
                                                 ================     ================    ==================

                                                      Dona               Gallatin               Sipar
                                                    Francisca              Steel           (Consolidated)
                                                 ----------------     ----------------    ------------------
Statement of operations                              9/30/03              9/30/03              9/30/03
                                                 ----------------     ----------------    ------------------
Gross sales                                               25,388              901,985               212,770
Gross sales deductions                                   (3,330)             (11,188)              (46,092)
                                                 ----------------     ----------------    ------------------
Net sales                                                 22,058              890,797               166,678
Cost of sales                                           (14,612)            (855,444)             (130,982)
                                                 ----------------     ----------------    ------------------
Gross profit                                               7,446               35,353                35,696
Sales expenses                                                 -              (4,179)               (1,255)
General and administrative expenses                      (1,733)             (26,966)               (9,649)
Financial result                                        (16,196)             (17,243)                 5,255
Other operating income (expenses)                              -                    -               (4,543)
                                                 ----------------     ----------------    ------------------
Operating income (loss)                                 (10,483)             (13,035)                25,504

Non-operating income (expenses)                            3,587              (1,385)               (1,515)

Provision for income tax and social contribution           2,352                    -               (7,666)

                                                 ----------------     ----------------    ------------------
Net income (loss) for the period                         (4,544)             (14,420)                16,323
                                                 ================     ================    ==================

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

01.01  -  IDENTIFICATION


1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                                  33.611.500/0001-19

04.01 - NOTES TO THE QUARTERLY INFORMATION
(AMOUNTS EXPRESSED IN THOUSANDS OF REAIS UNLESS OTHERWISE INDICATED)

b) The Company records goodwill and negative goodwill in its directly or indirectly controlled subsidiary companies which are being amortized as the assets that generated them are realized or based on projections of future results, as follows:

                                                                    AMORTIZATION
                                                                      period          Company       Consolidated
                                                                  ---------------- --------------  ----------------
Goodwill in the investment account
    Balance at 06/30/2003                                                                23,170           415,703
    (+) Foreign exchange restatement                                                         -               7,045
    (-)  Installment amortized in the quarter                        10 years              (609)            (9,730)
                                                                                   --------------  ----------------
    Balance at 09/30/2003 based on:                                                      22,561           413,018
       -  valuation of assets                                                                --           295,830
       -  expectation of future results                                                  22,561           117,188

Goodwill in fixed assets
    Balance at 06/30/2003                                                                    --           255,856
    (+) Foreign exchange restatement 3,476
    (-)  Installment amortized in the quarter                        10 years                              (8,713)
                                                                                   --------------  ----------------
    Balance at 09/30/2003 (for valuation of assets)                                          --           250,619

Negative goodwill in fixed assets
    Balance at 06/30/2003                                                                    --          (277,283)
    (-) Installment amortized in the quarter                         30 years                               2,548
                                                                                   --------------  ----------------
    Balance at 09/30/2003 (for valuation of assets)                                          --          (274,735)

e) The equity amount in the consolidated statement of operations refers basically to the effect of the foreign exchange devaluation on foreign investments, which was not eliminated.

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                           33.611.500/0001-19

04.01 - NOTES TO THE QUARTERLY INFORMATION
(AMOUNTS EXPRESSED IN THOUSANDS OF REAIS UNLESS OTHERWISE INDICATED)


NOTE 4 - INCOME TAX AND SOCIAL CONTRIBUTION

The effects of the income tax and social contribution on net income are as follows:


                                                                                                        COMPANY
                                -------------------------------------------------------------------------------
                                                     SEPTEMBER 30, 2003                      SEPTEMBER 30, 2002
                                -------------------------------------------------------------------------------
                                                    SOCIAL                                 SOCIAL
                                  INCOME TAX  CONTRIBUTION        TOTAL  INCOME TAX  CONTRIBUTION         TOTAL
                                -------------------------------------------------------------------------------
Pretax income after                833,049       833,049      833,049     631,712       631,712       631,712
  participations
Nominal tax rates                       25%            9%          34%         25%            9%           34%
Income tax and social
  contribution expense at
  nominal rates                   (208,262)      (74,974)    (283,236)   (157,928)      (56,854)     (214,782)
Tax  adjustments related to:
- Equity adjustment                 46,270        16,657       62,927     123,673        44,522       168,195
- Interest on own capital           50,070        18,025       68,095      19,971         7,189        27,160
- Permanent differences (net)      (1,800)           154      (1,646)        7,857         3,108        10,965
                                -------------------------------------------------------------------------------
Income tax and social             (113,722)     (40,138)     (153,860)     (6,427)       (2,035)       (8,462)
  contribution in results
                                ===============================================================================
Current                           (103,628)      (33,174)    (136,802)    (36,631)      (12,311)      (48,942)
Deferred                           (10,094)      (6,964)     (17,058)       30,204        10,276        40,480

                                                                                                   CONSOLIDATED
                                -------------------------------------------------------------------------------
                                                     SEPTEMBER 30, 2003                      SEPTEMBER 30, 2002
                                -------------------------------------------------------------------------------
                                                    SOCIAL                                 SOCIAL
                                  INCOME TAX  CONTRIBUTION        TOTAL  INCOME TAX  CONTRIBUTION         TOTAL
                                -------------------------------------------------------------------------------
Pretax  income after               770,490       770,490      770,490     659,654       659,654       659,654
  participations
Nominal tax rate                        25%            9%          34%         25%            9%           34%
Income tax and social
  contribution expense at
  nominal rates                   (192,623)      (69,344)    (261,967)   (164,914)      (59,369)     (224,283)
Tax adjustments related to:
- Tax rate difference for
     foreign companies               48,564         5,736       54,300   (45,887)       (3,978)      (49,865)
- Equity adjustment               (71,295)      (25,666)     (96,961)     147,060        52,942       200,002
- Interest on own capital           50,070        18,025       68,095      19,999         7,200        27,199
- Deferred tax asset - Acominas    199,647        63,294      262,941
Permanent differences (net)          1,501       (3,782)      (2,281)        6,355         3,824        10,179
                                -------------------------------------------------------------------------------
Income tax and social                35,864     (11,737)        24,127    (37,387)           619      (36,768)
  contribution in results
                                ===============================================================================
Current                           (134,770)      (58,119)    (192,889)    (36,128)      (12,444)      (48,572)
Deferred                            170,634       46,382      217,016      (1,259)        13,063        11,804

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                                  33.611.500/0001-19

04.01 - NOTES TO THE QUARTERLY INFORMATION
(AMOUNTS EXPRESSED IN THOUSANDS OF REAIS UNLESS OTHERWISE INDICATED)

Assets and liabilities related to deferred income tax and social contribution were set up at nominal rates and present the following balances:

                                                                                                               Assets
                        ----------------------------------------------------------------------------------------------
                                                             Company                                     Consolidated
                        ---------------------------------------------              --------------------------------------
                                    9/30/2003              6/30/2003                9/30/2003                  6/30/2003
                        ----------------------  --------------------------------   ----------------------   -------------
                        Income         Social   Income    Social          Income          Social   Income          Social
                           tax    contribution     tax   contribution       tax     contribution       tax   contribution
                        -------   -------------------------------------------------------------------------  ------------
Tax loss                    119             -       119            -     419,937            -       374,386            -
Negative basis                -                       -                       -        89,852         -        88,988
Provision for            11,897         4,282    12,727        4,582      35,660       12,714     42,678       15,243
contingencies
Benefits to employees     1,948           701     1,948          701      45,620          701     45,620          701
Commissions/other           886           319     1,128          354      32,145          319     32,290          358
Amortized goodwill          457           165       305          110         457          165        305          110
Eletrobras losses         9,664           991     9,776          991       9,678          991      9,790          991

                         24,971         6,458    26,003        6,738     543,497      104,742    505,069      106,391
                        ========  ============  ========  ===========  ========== ============  =========  ===========
Current                     886           319     1,041          354     114,276       24,545    100,974       23,908
Long-term                24,085         6,139    24,962        6,384     429,221       80,197    404,095       82,483

                                                                                                          Liabilities
                         ---------------------------------------------------------------------------------------------
                                                               Company                                   Consolidated
                         -------------------------------------------------------  -------------------------------------
                                     9/30/2003               6/30/2003             9/30/2003                6/30/2003
                         ---------------------- -----------------------  --------------------  -----------------------
                         Income         Social     Income          Social   Income       Social     Income         Social
                            tax    contribution       tax    contribution      tax  contribution       tax   contribution
                        -------   -------------------------------------------------------------------------  ------------
Accelerated depreciation  25,053         4,476     25,605        4,090   348,385       5,331    353,855         9,827
Amortized negative           857           309        857          309    54,494      16,123     53,168        15,645
goodwill
Capital gain               3,059         1,008      3,354        1,097     3,059       1,008      3,354         1,097
                          28,969         5,793     29,816        5,496   405,938      22,462    410,377        26,569
                         ========  ============ ========== ============  ======== ===========  =========  ============
Current                    2,751           452      6,177          391    26,380         451     32,309           391
Long-term                 26,218         5,341     23,639        5,105   379,558      22,011    378,068        26,178

The tax credits recognized on tax losses and negative basis of social contribution, both in the Company and consolidated, are supported by projections of future taxable income adjusted to current values, based on technical feasibility studies. Credits based on temporary differences, mainly on tax contingencies, were recognized according to their probability of realization, after the assessment of our legal advisors, despite being subject to judicial decisions relating to injunctions that are difficult to forecast.

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                               33.611.500/0001-19

04.01 - NOTES TO THE QUARTERLY INFORMATION
(AMOUNTS EXPRESSED IN THOUSANDS OF REAIS UNLESS OTHERWISE INDICATED)


The estimated recoverability of the assets is as follows:


                                                     COMPANY                              CONSOLIDATED
                                       --------------------------------------  ------------------------------------
                                           9/30/2003           6/30/2003          9/30/2003          6/30/2003
                                       -------------------  -----------------  -----------------  -----------------
Up to 2004                                        13,874             15,186            199,189            200,245
2005                                               1,207              1,207             89,853             82,195
2006                                               5,095              5,095             82,430             74,772
2007                                               8,618              8,618             93,874             85,029
2008 to 2010                                       1,091              1,091            163,557            149,883
2011 to 2012                                       1,544              1,544             19,336             19,336
                                       -------------------  -----------------  -----------------  -----------------
                                                  31,429             32,741            648,239            611,460


NOTE 5 - INVESTMENTS IN SUBSIDIARIES, ASSOCIATED AND RELATED COMPANIES

A)     INVESTMENT BALANCES


                                                                                                          COMPANY
                                  --------------------------------------------------------------------------------
                                                                                           9/30/2003    6/30/2003
                                  -------------------------------------------------------------------  -----------
                                   INVESTMENT   PROVISION      DEPOSIT       GOODWILL         TOTAL        TOTAL
                                                               FOR
                                                               FUTURE
                                                               CAPITAL
                                                FOR LOSSES      INCREASE
                                  ------------  ------------   -----------  -----------  ------------  -----------
Subsidiary companies
Gerdau Internacional
Empreendimentos Ltda. (*)           2,205,372                                             2,205,372    2,298,252
Gerdau Participacoes Ltda. (**)     1,313,460                                             1,313,460    1,179,498
Armafer Servicos de Construcao
Ltda.                                 200,992                     11,000                    211,992      209,411
Dona Francisca Energetica S.A.                    (10,246)         6,736       22,561        19,051       25,013
Seiva S.A. - Florestas e
Industrias                              8,684                                                 8,684        8,364
Florestal Itacambira S.A.               7,181                                                 7,181
Laminadora do Sul S.A.                  5,033                                                 5,033
Other                                   2,823                      1,845                      4,668        4,604
                                                                                         ------------  -----------
                                                                                          3,775,441    3,725,142
Other investments                                                                            17,973       17,003
                                                                                         ------------  -----------
                                                                                          3,793,414    3,742,145
                                                                                         ============  ===========

(*) Company holding investments in foreign companies
(**) Company with interest in the capital of Acominas

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                                33.611.500/0001-19

04.01 - NOTES TO THE QUARTERLY INFORMATION
(AMOUNTS EXPRESSED IN THOUSANDS OF REAIS UNLESS OTHERWISE INDICATED)


                                                                                                    CONSOLIDATED
                                                       ----------------------------------------------------------
                                                                                       9/30/2003       6/30/2003
                                                       ------------------------------------------ ---------------
                                                          INVESTMENT    GOODWILL          TOTAL           TOTAL
                                                       --------------  -----------  ------------- ---------------

Gerdau AmeriSteel US Inc.                                                291,024        291,024         291,896
Gerdau AmeriSteel Corporation                                             94,627         94,627          95,767
Dona Francisca Energetica S.A.                                            22,561         22,561          23,170
MRS Logistica S.A.                                             4,772                      4,772           4,772
Joint-venture                                                  9,988                      9,988          10,020
Other                                                         14,571       4,806         19,377          17,715
                                                                                    ------------- ---------------
                                                                                        442,349         443,340
                                                                                    ============= ===============


B)     INFORMATION ON INVESTMENTS


                                                                                                   COMPANY - 9/30/2003
                             ------------------------------------------------------------------------------------------
                               CAPITAL   STOCKHOLDERS'   NET         EQUITY      INTEREST
                                                         INCOME      IN THE      IN
                                                EQUITY   (LOSS)      RESULTS     CAPITAL    QUOTAS HELD    SHARES HELD
                             ----------  --------------  ----------  ----------  ---------  -------------  ------------

Subsidiary companies
Gerdau Internacional
   Empreendimentos Ltda.     2,207,189       2,331,292   (118,667)   (115,677)    94.60%    2,087,971,416
Gerdau Participacoes Ltda.     864,214       1,313,462    296,150     268,627    100.00%    864,212,883
Armafer Servicos de            146,756
   Construcao Ltda.                            200,992     34,153      34,153    100.00%    146,756,269
Dona Francisca Energetica       66,600
   S.A.                                       (19,773)    (4,544)     (4,184)     51.82%                   345,109,212
Seiva S.A. Florestas e          74,280
   Industrias                                  183,945     39,351       1,857      4.72%                      450,000
Florestal Itacambira S.A.        5,790           7,181      (221)       (184)    100.00%                      158,985
Laminadora do Sul S.A.           5,073           5,043       (14)         (3)     99.80%                    5,062,740
Other                                                                     492
                                                                     ----------
                                                                         185,081
                                                                     ==========

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                                33.611.500/0001-19

04.01 - NOTES TO THE QUARTERLY INFORMATION
(AMOUNTS EXPRESSED IN THOUSANDS OF REAIS UNLESS OTHERWISE INDICATED)


C)     COMPOSITION OF LOANS BALANCES


                                                                     COMPANY                   CONSOLIDATED
                                              -------------------------------  -----------------------------
                                                    9/30/2003     6/30/2003      9/30/2003       6/30/2003
                                              ----------------  -------------  ------------  ---------------
ASSETS
Fundacao Gerdau S.A.                                   14,825         8,703        14,825            8,703
Sipar Aceros S.A.                                      10,232        10,052         6,326            6,214
Seiva S.A. Florestas e Industrias                     (4,350)         (493)
Armafer Servicos de Construcao Ltda.                    1,571            47
Florestal Rio Largo Ltda.                             (5,674)       (5,164)
Other                                                     202       (1,175)         (400)            (517)
                                              ----------------  -------------  ------------  ---------------
TOTAL ASSETS                                           16,806        11,970        20,751           14,400
                                              ----------------  -------------  ------------  ---------------
LIABILITIES
GTL Financial Corp.                                 (174,171)     (169,367)
                                              ----------------  -------------  ------------  ---------------
Total liabilities                                   (174,171)     (169,367)
                                              ----------------  -------------  ------------  ---------------

The loans between the companies in Brazil are restated by the weighted average rate of funds obtained in the market. The loans with foreign companies are restated by charges (LIBOR +3% per annum) plus exchange rate variations.

D)     COMMERCIAL OPERATIONS


                                                                                  COMPANY 9/30/2003
                                           ---------------------------------------------------------
                                                 SALES     PURCHASES/        ACCOUNTS     ACCOUNTS
                                                             EXPENSES      RECEIVABLE      PAYABLE
                                           ------------  --------------  -------------  ------------

Amafer Servicos de Construcao Ltda.                172                            81            37
Aco Minas Gerais S.A. - Acominas                 4,038        151,678            625         1,117
Gerdau Laisa S.A.                                  527                           117            29
Gerdau Aza S.A.                                  5,998                           374           375
Sipar Aceros S.A.                               19,072                        10,011         1,802
Grupo Gerdau Empreendimentos Ltda. (*)                            300
Indac Ind. Adm. E Comercio S.A. (**)                            5,572

The purchase and sale transactions of supplies and products are carried out on terms and conditions similar to transactions with unrelated third parties.
(*) Payments for the use of Gerdau trademark.
(*) Payments of guarantees by financing sureties.

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                                33.611.500/0001-19

04.01 - NOTES TO THE QUARTERLY INFORMATION
(AMOUNTS EXPRESSED IN THOUSANDS OF REAIS UNLESS OTHERWISE INDICATED)


NOTE 6 - DEFERRED CHARGES

Deferred charges (Company and consolidated) comprise pre-operating expenses for projects relating to steel mill renovation, reforestation, research, development, and reorganization.


NOTE 7 - LOCAL AND FOREIGN FINANCINGS

Financings are as follows:


                                            ANNUAL                  COMPANY                     CONSOLIDATED
                                                           ----------------------------  ------------------------------
                                         CHARGES (%)          9/30/2003      6/30/2003       9/30/2003       6/30/2003
                                      -------------------  -------------  -------------  --------------  --------------
SHORT-TERM
Working capital financing (R$)         TR (*) + 14.49%         199,215        233,541         199,790         235,754
Fixed assets financing (R$)                 12.00%               4,327                          5,046             579
Investments financing (R$)                 CDI (**)              4,500          4,500           4,500           4,500
Working capital financing (US$)        1.36% to 11.13%         361,571        556,427       1,471,700       1,833,426
Fixed assets financing (US$)            3.36% to 7.00%               -              -          15,839          12,892
Working capital financing  (Clp$)       0.27% to 0.44%               -              -          33,263          39,239
Working capital financing  (Ar$)            8.69%                    -              -               -             234
Fixed assets financing (Ar$)                12.00%                   -              -              10              41
Short-term portion of long-term
financing                                                      789,795        794,992       1,092,862       1,090,718
                                                           -------------  -------------  --------------  --------------
                                                             1,359,408      1,589,460       2,823,010       3,217,383
LONG-TERM
Working capital financing  (R$)        11.64% to 14.59%              -              -          44,152          43,597
Fixed assets financing and other (R$)  3.50% to 14.54%         370,560        387,097         584,296         605,854
Investment financing (R$)              IGPM (***) +8.5%         36,557         39,194          36,557          39,194
Fixed assets financing and other        3.25% to 9.97%         402,523        359,466         767,376         731,134
(US$)
Working capital financing (US$)        2.00% to 10.75%       1,017,224        715,995       2,688,440       2,437,953
Working capital financing (Cdn$)        2.00% to 3.25%               -              -         200,264               -
Fixed assets financing (Cdn$)           3.25% to 6.00%               -              -           4,071               -
Working capital financing (Clp$)        0.27% to 0.44%               -              -          27,529          26,714
Fixed assets financing (Clp$)           0.27% to 0.44%               -              -          66,713          68,671
Fixed assets financing and other            5.00%                    -              -               -              29
(Eur$)
(-) Short-term portion                                        (789,795)      (794,992)     (1,092,862)     (1,090,718)
                                                            -------------   ----------    ------------    ------------
                                                             1,037,069        706,760       3,326,536       2,862,428
                                                            -------------  -------------  --------------  --------------
Total financings                                             2,396,477      2,296,220       6,149,546       6,079,811
                                                           =============  =============  ==============  ==============

(*) TR - Referential Rate
(**) CDI - Interbank Deposit Rate
(***) IGPM - General Price Index Market

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                                33.611.500/0001-19

04.01 - NOTES TO THE QUARTERLY INFORMATION
(AMOUNTS EXPRESSED IN THOUSANDS OF REAIS UNLESS OTHERWISE INDICATED)


Summary by currency:


                                                                  COMPANY                      CONSOLIDATED
                                                       ------------------------------  -----------------------------
                                                           9/30/2003       6/30/2003      9/30/2003       6/30/2003
                                                       --------------  --------------  -------------  --------------

Brazilian reais (R$)                                         615,159         664,332        874,341         929,479
U.S. dollar (US$)                                          1,781,318       1,631,888      4,943,355       5,015,404
Canadian dollar (Cdn$)                                             -               -        204,335               -
Chilean peso (Clp$)                                                -               -        127,505         134,624
Argentine Peso (Ar$)                                               -               -             10             275
Euro (Eur$)                                                        -               -              -              29
                                                       --------------  --------------  -------------  --------------
                                                           2,396,477       2,296,220      6,149,546       6,079,811
                                                       ==============  ==============  =============  ==============

The schedule for payment of the long-term portion of financings is as follows:


                                                                                       COMPANY         CONSOLIDATED
                                                                               ----------------  -------------------

2004                                                                                    71,555              145,664
2005                                                                                   300,809              539,291
2006                                                                                   314,731              396,167
2007                                                                                    88,409              159,566
2008                                                                                    80,671              172,710
After 2008                                                                             180,894            1,913,138
                                                                               ----------------  -------------------
                                                                                     1,037,069            3,326,536
                                                                               ================  ===================

A)     EVENTS DURING THE QUARTER

On 9/05/03, the placement of the first tranche of US$ 105 million relating to an Export Receivables Notes program was concluded in a total amount of US$ 400 million. This joint operation of Gerdau S.A. and its subsidiary Aco Minas Gerais S.A. - Acominas was placed with interest of 7.37% p.a., with final maturity in July 2010, a two-year grace period and amortization on a quarterly basis as from October 2005.

B)     GUARANTEES

The Government Agency for Machinery and Equipment Financing (FINAME) financings are guaranteed by lien on the assets financed. Other financings are guaranteed by collateral signatures of controlling companies, on which the Company pays a remuneration of 1% p.a., calculated on the amount guaranteed.

C)     COVENANTS

Eurobond contracts have covenants limiting the financings to four times the cash generation capacity (Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA)).

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                               33.611.500/0001-19

04.01 - NOTES TO THE QUARTERLY INFORMATION
(AMOUNTS EXPRESSED IN THOUSANDS OF REAIS UNLESS OTHERWISE INDICATED)


For the contract with BNDES (National Economic Development Bank) to finance the increase in the shareholding of Acominas, the limit of the financing amount is five times the EBITDA.

Prepayment transactions include covenants limiting financing to four times the EBITDA.

All covenants mentioned above have been complied with. The penalty for noncompliance with the covenants above is the accelerated maturity of the finance agreement. Consolidated EBITDA is used for measuring purposes.

D)     CREDIT LINES

The subsidiaries in North America have a credit line in the amount of US$ 350,000, equivalent to R$ 1,023,190 on the balance sheet date, falling due in June 2008, which can be taken in U.S. dollars (with Libor rate plus interest between 2.25% and 2.75% p.a. or US Prime/FED Funds plus interest of 0.5% p.a.) or Canadian dollars (with Bankers Acceptance (BA) rate plus interest between 2.35% and 2.85% p.a. or Canadian Prime plus interest of 1.00% p.a.). The distribution of the referred credit line to the companies is carried out in proportion to the working capital of each North America subsidiary.

The subsidiary Gerdau Aza S.A. has a credit line for working capital and fixed assets in the amount of CLP$ 54,270,924, equivalent to R$ 240,578 on the balance sheet date, with an interest rate of 3.75% p.a..

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                                33.611.500/0001-19

04.01 - NOTES TO THE QUARTERLY INFORMATION
(AMOUNTS EXPRESSED IN THOUSANDS OF REAIS UNLESS OTHERWISE INDICATED)


NOTE 8 - DEBENTURES

                             GENERAL                NUMBER                       ANNUAL
ISSUE                        MEETING    ISSUED   HELD AT TREASURY    MATURITY     RATE      9/30/2003   6/30/2003
                        ------------- ---------- ---------------- ------------------------ ------------------------
3rd - A and B                5.27.82     48,000           27.385      6.1.2011    CDI          77,604      73,880
4th                          6.10.83     42,000           42.000     2.28.2012    CDI               -           -
7th                          7.14.82     22,800           18.079      7.1.2012    CDI          22,838      35,914
8th                         11.11.82     59,988           31,400      5.2.2013    CDI          90,358      91,127
9th                          6.10.83     41,880           33,293      9.1.2014    CDI          41,540      54,100
10th                         2.27.81      6,450            6,450    11.30.2015    CDI               -           -
11th - A and B               6.29.90     50,000           46,010      6.1.2020    CDI          18,298      19,419
13th                        11.23.01     30,000                -     11.1.2008   CDI+1%       330,163     311,748
                                                                                           ------------------------
Company                                                                                       580,801     586,188
                                                                                           ========================
Short-term portion                                                                            330,163      11,794
Long-term portion                                                                             250,638     574,394
Seiva S.A. - Florestas
   e Industrias             11.11.81     12,000           12,000    11.01.2015 Not fixed            -           -
Gerdau Ameristeel Corp.      4.23.97    125,000                      4.30.2007    6.5%        213,357     205,302
Debentures with consolidated subsidiaries                                                                (28,481)
                                                                                           ------------------------
Consolidated                                                                                  794,158     763,009
                                                                                          =========================
 (-) Short-term portion                                                                        330,163      11,794
      Long-term portion                                                                       463,995     751,215

The debentures of the 13th issue have covenants limiting the gross consolidated debt to four times the EBITDA, with penalty of prepayment if not complied with.

The debentures of Gerdau Ameristeel Corporation are convertible into common shares of the subsidiary, up to the maturity date of the debentures.

Outstanding debentures are in the direct or indirect controlling stockholders' possession in the amount of R$ 111,140, at September 30, 2003.


NOTE 9 - FINANCIAL INSTRUMENTS

a) General comments - Gerdau S.A. and its subsidiaries enter into transactions involving financial instruments, the risks of which are managed through financial position strategies and exposure limit controls. The transactions with financial instruments are listed below:

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                                33.611.500/0001-19

04.01 - NOTES TO THE QUARTERLY INFORMATION
(AMOUNTS EXPRESSED IN THOUSANDS OF REAIS UNLESS OTHERWISE INDICATED)

- Short-term investments - are recognized at their redemption value as of the balance sheet date;
- investments and loans between subsidiary, associated companies and related parties - are commented on and presented in Note 5.
- financings - are commented on and presented in Note 7;
- debentures - are commented on and presented in Note 8.
- guarantee of purchase of shares - presented in Note 15.
- Financial derivatives - In order to minimize the effects of fluctuations in foreign exchange rates on its liabilities, Gerdau S.A. entered into swap operations that were converted into Brazilian reais on the contract date and linked to changes in the interbank deposit rate (CDI). The subsidiary Acominas also carried out swap operations linked to the variation of CDI rate. The swap contracts, grouped by objective, are as follows:


                                                                                                                 COMPANY
-------------------------------------------------------------------------------------------------------------------------
        CONTRACT DATE                TYPE              AMOUNT (US$           CDI PORTION                  MATURITY
                                                         THOUSAND)
-------------------------  ----------------------------------------  -----------------------  ---------------------------
           02.12.to             Eurobonds                  130,000         84.5% to 103.70%              5.20.2004
          07.18.2001
        03.30.2001 to            Import                     37,361        36.00% to 100.00%             10.3.2003 to
          08.13.2003                                                                                     10.6.2004
           07.16 to            Prepayment                   35,467         85.55% to 92.80%            12.30.2003 to
          07.18.2001                                                                                      3.1.2006
           02.20 to          Resolution 2770               154,000       104.00% to 106.00%            10.14.2003 to
          05.15.2003                                                                                     6.20.2005
        03.06.2003 to       Advance on Export               25,000         82.85% to 90.65%            11.24.2003 to
          04.09.2003         Contracts (ACC)                                                              4.2.2004
           02.05 to            Investments                 216,000         67.50% to 70.65%              10.29.2004
          02.07.2002

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                                33.611.500/0001-19

04.01 - NOTES TO THE QUARTERLY INFORMATION
(AMOUNTS EXPRESSED IN THOUSANDS OF REAIS UNLESS OTHERWISE INDICATED)


                                                                                                            CONSOLIDATED
-------------------------------------------------------------------------------------------------------------------------
        CONTRACT DATE                TYPE              AMOUNT (US$           CDI PORTION                  MATURITY
                                                       THOUSAND)
-------------------------  ----------------------------------------  -----------------------  ---------------------------
           02.12 to             Eurobonds                  130,000          84.5% to103.70%              05.20.2004
          07.18.2001
           05.06 to             Suppliers                   85,000        97.00% to 100.00%         04.01 to 07.01.2004
          05.08.2002
        03.30.2001 to            Import                     37,361        36.00% to 100.00%            10.03.2003 to
          08.13.2003                                                                                     10.06.2004
        07.16.2001 to          Prepayment                   70,467        85.55% to 100.00%            12.30.2003 to
          05.07.2002                                                                                     03.01.2006
           02.20 to          Resolution 2770               154,000       104.00% to 106.00%            10.14.2003 to
          05.15.2003                                                                                     06.20.2005
        11.01.2002 to              ACC                      92,200        21.98% to 100.00%            02.20.2003 to
          04.09.2003                                                                                     07.28.2004
           02.05 to            Investments                 216,000         67.50% to 70.65%              10.29.2004
          07.02.2002


b) Market value - the market values of financial instruments were as follows:

                                                                                                       COMPANY
                                             ------------------------------------------------------------------
                                                                   9/30/2003                         6/30/2003
                                             --------------------------------  --------------------------------
                                                 BOOK VALUE     MARKET VALUE       BOOK VALUE     MARKET VALUE
                                             ---------------  --------------------------------    -------------
Short-term investments                              381,633          381,633           39,427           39,427
Credits on swap transactions (liabilities)           10,275           10,275            4,771            4,771
Eurobonds                                           368,857          326,326          344,313          322,804
Import financing                                    369,507          376,127          337,160          340,769
Prepayment financing                                497,077          507,406          184,810          194,686
Resolution 2770 financing                           520,148          546,253          531,185          550,279
ACC financing                                       (7,285)          (6,835)          212,114          225,347
Resolution 4131 financing                            33,016           32,545           22,307           21,327
Financing other                                     615,157          615,157          664,331          664,331
Debentures                                          580,801          580,801          586,188          586,188
Investments                                       3,793,414        3,793,414        3,742,145        3,742,145
Related companies (assets)                           16,806           16,806           11,970           11,970
Related companies (liabilities)                     174,171          174,171          169,367          169,367
Purchase of shares guarantee (liability)                              11,606                             6,196

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                                33.611.500/0001-19

04.01 - NOTES TO THE QUARTERLY INFORMATION
(AMOUNTS EXPRESSED IN THOUSANDS OF REAIS UNLESS OTHERWISE INDICATED)

                                                                                                  CONSOLIDATED
                                             ------------------------------------------------------------------
                                                                   9/30/2003                         6/30/2003
                                             --------------------------------  --------------------------------
                                                 BOOK VALUE     MARKET VALUE       BOOK VALUE     MARKET VALUE
                                             ---------------  --------------------------------    -------------
Short-term investments                            1,341,196        1,341,196          939,868          939,868
Credits on swap transactions (liability)             10,275           10,275            4,771            4,771
Eurobonds                                            69,538           38,979           58,303           42,515
Import financing                                    369,507          376,127          337,160          340,769
Prepayment financing                                812,230          828,862          394,677          412,889
Resolution 2770 financing                           520,148          546,253          531,185          550,279
ACC financing                                       356,853          367,927          669,080          688,020
Resolution 4131 financing                            33,016           32,545           22,307           21,327
Other financing                                   3,988,254        4,005,756        4,067,099        4,077,433
Debentures                                          794,158          794,158          763,009          763,009
Investments                                         442,349          442,349          443,340          443,340
Related companies (assets)                           20,751           20,751           14,400           14,400
Purchase of shares guarantee (liability)                              11,606                             6,196


The market value of Eurobonds was obtained using the quotation of the securities in the secondary market.

The market values of swap transactions were obtained based on future income projections for each contract, which were calculated based on the present value of future U.S. dollar + coupon (assets) and future CDI (liabilities) using the projected future CDI rate for each maturity. Swap transactions related to financing contracts are classified together with the transactions which have originated them. Contracts not linked to such financing have been recorded at their market values in "other accounts payable" in long-term liabilities, with a corresponding entry to financial expenses.

The shares granted by the Extraordinary General Meeting held on April 30, 2003 destined for the Long-Term Incentive Program were valued at the difference between the market value and the amount agreed during the referred meeting.

The Company believes that the other financial instruments which are recognized in the books at net contracted values are at values substantially similar to those that would be obtained if they were negotiated in the market. However, because the markets for these instruments are not active, differences could exist if it was decided to settle them in advance.

(B)  RISK FACTORS THAT COULD AFFECT COMPANY BUSINESS

Price risk of goods: This risk is related to the possibility of fluctuations in the price of products sold or in the prices of raw materials and other input materials used in the production process. Because the Company operates in the commodities market, sales and cost of goods sold could be affected by changes in international prices. To minimize this risk, price fluctuations are constantly monitored in the domestic and international markets.

Interest rate risk: this risk arises as a result of the possibility of losses (or gains) due to fluctuations in interest rates applied to company assets (invested) and liabilities assumed in the market. In order to minimize possible impacts resulting from interest rate fluctuations, the policy is to use variable rates (such as LIBOR and CDI) and periodically renegotiate contracts to adjust them to the market. It is not the policy to contract hedges in order to protect against interest rate fluctuations.

Exchange rate risk: this risk is related to the possibility of fluctuations in foreign exchange rates affecting financial expenses (or income) and the liability (or asset) balance of contracts denominated in a foreign currency. In order to hedge these fluctuations, a policy of contracting swap operations as stated in item "a" above is adopted.

Credit risk: this arises from the possibility that the Company might not receive amounts from sales transactions or deposits with financial institutions involving financial investment transactions. In order to mitigate this risk, detailed analyses of the financial position of customers are made, credit limits established, and balances constantly monitored. With regards to financial investments, they are made only in institutions that have been assigned a low credit risk by rating agencies. Furthermore, each institution has a maximum limit for investment determined by the credit committee.


NOTE 10 - TAX RECOVERY PROGRAM (REFIS) AND SPECIAL PAYMENT OF DEBTS IN INSTALLMENTS (PAES)

A)     REFIS

On December 6, 2000, the companies enrolled in the Tax Recovery Program (REFIS) to pay PIS and COFINS (turnover taxes) in installments. The balances of these tax debts are recorded under "taxes and contributions payable", in current liabilities, and under "other accounts payable" in long-term liabilities. The balances of renegotiated taxes, the payment of which has been divided into 60 installments, of which 20 remain due, restated by the variation of the Long-Term Interest Rate (TJLP) at September 30, 2003, were as follows:

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                                33.611.500/0001-19

04.01 - NOTES TO THE QUARTERLY INFORMATION
(AMOUNTS EXPRESSED IN THOUSANDS OF REAIS UNLESS OTHERWISE INDICATED)


                                                                    Company
                                  -------------------------------------------------------------------------
                                               9/30/2003                             6/30/2003
                                  -----------------------------------  ------------------------------------
                                   PRINCIPAL    INTEREST     TOTAL      PRINCIPAL     INTEREST     TOTAL
                                  -----------  ----------  ----------  ------------  ----------   ---------
PIS                                    3,625      15,277      18,902          7,226      14,034      21,260
COFINS                                   860       3,627       4,487          1,715       3,332       5,047
                                  -----------  ----------  ----------  ------------  ---------- -----------
Total                                  4,485      18,904      23,389          8,941      17,366      26,307
                                  ===========  ==========  ==========  ============  ========== ===========

Short-term                             2,691      11,342      14,033          4,665       9,061      13,726
Long-term                              1,794       7,562       9,356          4,276       8,305      12,581
                                  -----------  ----------  ----------  ------------  ---------- -----------
Total                                  4,485      18,904      23,389          8,941      17,366      26,307
                                  ===========  ==========  ==========  ============  ========== ===========

Taxes, contributions and other liabilities are paid as they fall due, which is a basic requirement to remain enrolled in the REFIS program.

To guarantee this installment payment program, the land and buildings of the Usina de Acos Especiais unit located in the municipality of Charqueadas, state of Rio Grande do Sul, amounting to R$ 78,494 were pledged.

Income Tax and Social Contribution tax credits of third parties offset against fines and interest on consolidation of debts in the REFIS program as of December 6, 2000, amounted to R$ 57,040, for which R$ 4,351 was paid for these credits. There was no use of own tax credits.

B)     PAES

The proportional subsidiary Dona Francisca Energetica S.A. (52%) enrolled in the Special Payment of Debts in Installments (PAES) with the Federal Revenue Secretariat, which was established by Law 10.684/03, recognizing the debts of Corporate Income Tax (IRPJ), Social Contribution on Net Income (CSLL), Social Integration Program (PIS) and Social Contribution on Revenues (COFINS). The balances of the referred tax debts are recorded under "taxes and contributions payable" in current liabilities, and "other accounts payable" in long-term liabilities. The balances of renegotiated taxes, the payment of which has been divided into 180 installments, of which 176 installments remain due, restated by the variation of TJLP, at September 30, 2003, were as follows:

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                                33.611.500/0001-19

04.01 - NOTES TO THE QUARTERLY INFORMATION
(AMOUNTS EXPRESSED IN THOUSANDS OF REAIS UNLESS OTHERWISE INDICATED)


                                                CONSOLIDATED
                                   ---------------------------------------
                                                 9/30/2003
                                   ---------------------------------------
                                    Principal     Interest       Total
                                   ------------  -----------   -----------
IRPJ                                    22,150          663        22,813
CSLL                                     8,043          241         8,284
PIS                                        804           24           828
COFINS                                   3,712          111         3,823
                                   ------------  -----------   -----------
Total                                   34,709        1,039        35,748
                                   ============  ===========   ===========

Short-term                               2,363           71         2,434
Long-term                               32,346          968        33,314
                                   ------------  -----------   -----------
Total                                   34,709        1,039        35,748
                                   ============  ===========   ===========

Dona Francisca Energetica S.A. has paid taxes, contributions and other liabilities as they fall due, which is a basic requirement to remain enrolled in the PAES program.

NOTE 11 - PROVISION FOR CONTINGENCIES

The Company and its subsidiary companies are parties in labor, civil and tax processes. Based on the opinion of the legal advisors, management believes that the provision is sufficient to cover probable and reasonably estimable losses in connection with unfavorable court decisions and that final decisions would not have significant effects on the financial position as of September 30, 2003.


                                                 Company                              Consolidated
                                   -------------------------------------    ---------------------------------
                                        9/30/2003          6/30/2003            9/30/2003        6/30/2003
                                     ----------------  ------------------    ---------------- ----------------
Tax contingencies                             88,362              86,564             113,617          169,033
Labor contingencies                           14,203              14,203              25,502           26,204
Civil contingencies                                -                   -              98,643           45,157
                                     ----------------  ------------------    ---------------- ----------------
Total                                        102,565             100,767             237,762          240,394
                                     ================  ==================    ================ ================

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                                33.611.500/0001-19

04.01 - NOTES TO THE QUARTERLY INFORMATION
(AMOUNTS EXPRESSED IN THOUSANDS OF REAIS UNLESS OTHERWISE INDICATED)


a)     Tax contingencies

The total balance of the provision of R$ 50,456 (company and consolidated) refers to compulsory Eletrobras loan contingencies, the constitutionality of which was questioned by the Company. In March 1995, the Supreme Court made a decision contrary to the interests of taxpayers. With regards to the Company's processes, some are still pending judgment in Superior Courts, but the results can already be forecast due to precedents. Accordingly, the Company set up a provision related to compulsory loans, taking into consideration that, although the payment to Eletrobras is made as a loan (i) an unfavorable court decision would have a negative equity impact; (ii) reimbursement to the Company would probably be in shares of Eletrobras; and (iii) based on current information, the shares of Eletrobras would probably be worth less than 5% of the amount that would be received if payment were made in cash.

The provision also includes:

R$ 6,891 (company), R$ 6,948 (consolidated) relating to the discussion about the unconstitutionality of the Tax for Social Security Financing (FINSOCIAL). Although the issue has been defined by the Supreme Court, with regards to the constitutionality of the tax collection at the rate of 0.5%, some Company's claims are still pending judgment, most of them in the Superior Courts.

R$ 1,098 (company), R$ 21,132 (consolidated) relating to discussions about the Value-Added Tax on Sales and Services ((ICMS), mostly related to credit rights. Most of the processes are in progress with the State Courts of Justice.

R$ 1,273 (consolidated) relating to judicial discussion about the Government Severance Indemnity Fund (FGTS) surcharges, arising from Complementary Law 110/01. Currently, the corresponding writ of mandamus is under extraordinary appeal.

R$ 8,978 (company), R$ 9,096 (consolidated) relating to the social contribution on net income. These amounts of contingencies refer to the discussion about the constitutionality of the contributions in the years 1989, 1990 and 1992; some processes are pending judgment, most of them in the Superior Courts.

R$ 20,247 (company and consolidated) relating to income tax under discussion in the administrative sphere.

R$ 72,584 (consolidated) relating to Corporate Income Tax and Social Contribution on Net Income, being discussed in Writ of Mandamus, currently in progress with the Federal Court of Appeal of the First Region, in which the subsidiary Acominas seeks recognition of its right to pay the referred taxes after the offset of tax losses and negative basis of accumulated Social Contribution on Net Income, without complying with the limit of 30%. The amounts discussed are being fully deposited in court on the maturity dates of the respective taxes.

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                                33.611.500/0001-19

04.01 - NOTES TO THE QUARTERLY INFORMATION
(AMOUNTS EXPRESSED IN THOUSANDS OF REAIS UNLESS OTHERWISE INDICATED)


R$ 12,791 (company), R$ 17,104 (consolidated), relating to contributions due to Social Security, for which the corresponding judicial discussions are in progress before the Federal Justice of the First Instance of Rio de Janeiro and Belo Horizonte, as well as the Federal Regional Court of the First Region.

R$ 1,831 (company), R$ 2,354 (consolidated) relating to amounts of contributions to PIS and R$ 6,906 (company), R$ 7,301 (consolidated), to COFINS, relating to processes that discuss the constitutionality of the Law 9.718, which introduced changes to the calculation basis of these contributions, for which the processes are in progress before the Federal Regional Court of the Second Region and the Federal Supreme Court.

R$ 7,974 (company), R$ 7,986 (consolidated) relating to the Emergency Capacity Charge (ECE), as well as R$ 4,297 (company), R$ 4,338 (consolidated), relating to the Extraordinary Tariff Recomposition, charges required on electricity bills of the Company's industrial units. According to the Company, these charges have the legal nature of a tax and, as such, are not compatible with the National Tax System provided in the Federal Constitution. For this reason, the unconstitutionality is being discussed in court and the processes in progress are in the Federal Justice of the First Instance of the States of Pernambuco, Ceara, Minas Gerais, Rio de Janeiro, Sao Paulo, Parana and Rio Grande do Sul.

R$ 239 (company), R$ 1,855 (consolidated) relating to other processes of a tax nature.

The judicial deposits, that represent restricted assets of the Company, refer to the amounts deposited and maintained in court until the decision on the related legal matters. The balances of these credits, which at September 30, 2003 represented R$ 33,346 (company), R$ 109,057 (consolidated), are classified as a reduction of the provision for contingencies recognized in the accounting records.

Management believes that the merit of these issues will not be definitively judged before a period of two years.

b)     Labor contingencies

The Company is also party to labor claims and at September 30, 2003, has recorded a provision in the amount of R$ 14,203 (company), R$ 27,325 (consolidated). None of these claims refers to significant individual amounts, and the claims involve mainly overtime, health hazards and dangerous work allowances, among others.

At September 30, 2003, the balances of judicial deposits represented R$ 1,823 (consolidated), classified as a reduction of the provision for contingencies recognized in the accounting records.

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                                33.611.500/0001-19

04.01 - NOTES TO THE QUARTERLY INFORMATION
(AMOUNTS EXPRESSED IN THOUSANDS OF REAIS UNLESS OTHERWISE INDICATED)


c)     Civil contingencies

In addition to these contingencies, the Company is also a party, via its subsidiaries, to civil lawsuits arising from the normal course of the operations of the subsidiaries, and recorded, net of judicial deposits, at September 30, 2003, R$ 98,643 (consolidated) as a liability relating to these contingencies, mainly related to the proportional subsidiary Dona Francisca Energetica S.A.(52%). According to the Brazilian Electricity Regulatory Agency (ANEEL), the operations of the subsidiary are restricted to the submarket of the South. Considering that part of its operations was carried out in other submarkets, Dona Francisca Energetica S.A. could have to cover the cost of the electricity acquired from third parties for sale. The subsidiary is challenging the validity of the ANEEL decision and has obtained a favorable injunction.

There is also an antitrust lawsuit involving Gerdau S.A., relating to the representation of two civil construction unions of Sao Paulo, stating that Gerdau S.A. and other producers of flat steel in Brazil share customers among them, not in conformity with the antitrust legislation. After investigations conducted by the Secretariat for Economic Right (SDE) and based on public hearings, the Secretariat believes that there is a cartel. This conclusion was also backed by the Secretariat of Economic Monitoring (SEAE) which was presented previously. The process is now with the Administrative Council for Economic Defense (CADE), which will make the decision.

Gerdau denies having engaged in any type of anticompetition behavior and understands, based on information available, including the opinion of its legal advisors, that the administrative process, until now, has many irregularities, including some that are impossible to be solved. For example, the inspections carried out by SDE did not follow the legal process and the representatives of this Secretariat guided some witnesses who deposed in the process. In addition, the SDE opinion was issued before Gerdau had the chance to reply to the final arguments, which indicates that there was bias in the judgment made by SDE. The same applies to the SEAE opinion, which does not analyze the economic matters and is based exclusively on witnesses' testimony.

The mentioned irregularities, which characterize non-conformity with the pertinent legal provisions, will irreversibly affect a decision in the administrative sphere based on the conclusions presented by the antitrust authorities until now. Gerdau has indicated and fought against all these irregularities and, accordingly, will continue proceeding in relation to the allegations imposed and the irregular attitudes practiced in the administrative process, believing that it will succeed in this process, if not in the administrative, certainly in the judicial sphere.

Due to aforementioned, no provision was made for this case. According to Brazilian Legislation, fines up to 30% of gross revenue in prior years may be applied to the Company, and, if personal responsibility of an Executive is proved, this Executive may incur a fine from 10% to 50% of the fine applicable to the Company. There are no prior fines in the country exceeding 4%. A fine of 1% was charged in a similar case involving flat steel companies.

Based on the opinion of its legal advisors, management considers the possibility of losses, arising from other contingencies that may affect the result of the operations or the consolidated financial position of the Company, to be remote.

NOTE 12 - POST-EMPLOYMENT BENEFITS

A)     PENSION PLAN - DEFINED BENEFIT

The Company and its subsidiaries in Brazil are the co-sponsors of defined benefit plans that cover almost all employees in Brazil (Gerdau Plan and Acominas Plan). Also, the Canadian and American subsidiaries are sponsors of defined benefit plans (Canadian Plan and American Plan) that cover almost all their employees. The contributions to the Brazilian and North American Plans are based on amounts determined on an actuarial basis.

The Gerdau Plan is managed by Gerdau - Sociedade de Previdencia Privada, an entity created by the Gerdau Group for this purpose. The Acominas Plan is managed by Fundacao Acominas de Seguridade Social - Acos, a private pension fund created for this specific purpose. The Canadian and American plans are managed by Royal Trust/Great West Life and Wells Fargo, respectively.

B)     PENSION PLAN - DEFINED CONTRIBUTION

The Company is also a co-sponsor of a defined contribution pension plan managed by Gerdau - Sociedade de Previdencia Privada. Contributions are based on a percentage of the compensation of employees.

The foreign subsidiary Gerdau Ameristeel US Inc. has a defined contribution plan, the contributions to which correspond to 50% of the amount paid by the employees, limited to 4% of the salary. The other companies do not have this type of pension plan.

C)     OTHER POST-EMPLOYMENT BENEFITS

The North American subsidiaries offer specific health benefits to retired employees, providing they retire after a certain age and after a specific number of years of service. A subsidiary has the right to modify or eliminate these benefits. Contributions are based on amounts determined on an actuarial basis.

The Company estimates that the balance payable, on account of indemnities to Executives at the time of their retirement or separation, amounts to R$ 7,794 (company and consolidated) at September 30, 2003.

Taking all types of benefits to employees into consideration, the position of assets and liabilities was as follows as of September 30, 2003:


                                                                    COMPANY                    CONSOLIDATED
                                                          ----------------------------  ----------------------------
                                                            9/30/2003     6/30/2003       9/30/2003      6/30/2003
                                                          -------------- -------------  --------------  ------------
Liability with pension plan - defined benefit                   -             -               192,317       191,461
Liability with health plan                                      -             -                91,470        89,862
Liability with retirement and separation benefit                  7,794         7,794           7,794         7,794
                                                          -------------- -------------  --------------  ------------
Total liabilities                                                 7,794         7,794         291,581       289,117


(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                                33.611.500/0001-19

04.01 - NOTES TO THE QUARTERLY INFORMATION
(AMOUNTS EXPRESSED IN THOUSANDS OF REAIS UNLESS OTHERWISE INDICATED)

NOTE 13 - STOCKHOLDERS' EQUITY

A)     Capital - At September 30, 2003, 51,468,224 common and 96,885,787 preferred shares were subscribed and paid-up, with a total realized capital of R$ 1,735,656. Preferred shares are not entitled to a vote and cannot be redeemed, but they participate under the same conditions with the common shares in the profits distribution. Authorized capital comprises 240,000,000,000 common and 480,000,000,000 preferred shares with no par value.

B) Interest on own capital - The Board of Directors Meeting held on September 30, 2003 approved, as per management's proposal, the credit on October 13, 2003 of interest on own capital to stockholders with holdings on that date, in the amount of R$ 75,661 (R$ 0.51 per share) as prepayment of the minimum statutory dividend for the current year. The Company made the calculation of interest on own capital within the limits established by Law 9.249/95. The corresponding amount was recorded as a financial expense for tax purposes, but as a dividend for financial statement presentation, not affecting the result. In the first nine-month period of 2003, interest on own capital credited as prepayment of the minimum statutory dividend, totaled R$ 200,278.

NOTE 14 - GUARANTEES GRANTED

The Company is the guarantor of the jointly-controlled Company Dona Francisca Energetica S.A., for financing contracts in the total amount of R$ 107,041, by the quota corresponding to 51.82% in joint guarantees. The Company is also the guarantor of vendor operations of the associated company Banco Gerdau S.A., in the total amount of R$ 48,886 as of September 30, 2003.

NOTE 15 - LONG-TERM INCENTIVE PLAN

The Extraordinary General Meeting held on April 30, 2003 decided, based on a plan approved by the Stockholders' General Meeting and within the limit of the authorized capital, to grant options for the purchase of preferred shares to the managers, employees or individuals who render services to the Company or to companies under its control, approving the creation of the referred plan, which introduces a new form of compensation for strategic executives, establishing the Long-Term Incentive Program. The Extraordinary General Meeting also authorized the grant proposed by Company management of 683,936 options at R$ 23.88 per share, of which 280,785 within the regular program, with a grace period of 5 years, and, exceptionally, in this first year, 403,151 additional options with a grace period of 3 years.

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                                33.611.500/0001-19

04.01 - NOTES TO THE QUARTERLY INFORMATION
(AMOUNTS EXPRESSED IN THOUSANDS OF REAIS UNLESS OTHERWISE INDICATED)

NOTE 16 - ADDITIONAL INFORMATION - CASH FLOW

In order to permit additional analysis, the cash flow is presented on the indirect method as additional information:


                                                                            Company                    Consolidated
                                                   ---------------------------------  ------------------------------
                                                      9/30/2003        9/30/2002        9/30/2003       9/30/2002
                                                   ----------------- ---------------  --------------  --------------
Net income for the period                                   679,189         623,250         794,617         622,886
Equity in the results                                     (185,081)       (494,690)         285,179       (588,241)
Provision for credit risks                                   11,594                          16,289           2,376
Gain and/or loss on sale of fixed assets                     12,505           4,890          15,204           5,963
Gain and/or loss on sale of investments                          35           4,087           1,599           4,089
Monetary and exchange variations                             46,810         526,733          87,959         926,105
Depreciation and amortization                               149,136         137,343         448,435         385,538
Income tax and social contribution                           18,770        (50,903)       (249,159)        (61,303)
Interest on debt                                            243,558         157,547         431,633         331,470
Contingencies/judicial deposits                               4,772         (7,536)          10,089           3,783
Changes in trade accounts receivable                      (148,606)       (139,626)       (305,705)       (324,883)
Changes in inventory                                      (130,601)        (23,300)       (143,213)        (68,652)
Changes in suppliers                                          3,152          24,663         121,965          48,749
Other operating activity accounts                           125,234          59,860          40,804       (129,631)
                                                   ----------------- ---------------  --------------  --------------
Net cash from operating activity                            830,467         822,318       1,555,696       1,158,249
Purchase/sale of fixed assets                             (223,954)       (169,366)       (625,913)       (426,581)
Increase in deferred charges                                (1,917)         (1,188)         (5,259)         (6,820)
Purchase/sale of investments                               (32,107)     (1,902,630)        (17,982)     (1,011,841)
Interest on own capital/ profits distribution                29,960          13,171
received
                                                   ----------------- ---------------  --------------  --------------
Net cash outflow in investment activities                 (228,018)     (2,060,013)       (649,154)     (1,445,242)
Suppliers of fixed assets                                      (42)        (10,229)         (7,913)        (27,146)
Working capital financing                                    77,884         402,726          69,949         503,494
Debentures                                                 (57,332)         291,579        (23,684)         287,356
Financing of permanent assets obtained                       96,428         572,255         274,048       1,466,921
Amortization of financing of permanent assets             (179,080)       (395,081)       (351,455)     (1,027,369)
Payment of interest on financings                         (125,572)        (82,260)       (300,518)       (242,203)
Loans with related companies                               (11,094)         854,461        (15,330)        (15,535)
Payment of dividends/interest and participations          (322,457)       (200,036)       (326,728)       (209,638)
                                                   ----------------- ---------------  --------------  --------------
    Net cash from financing activities                    (521,265)       1,433,415       (681,631)         735,880
    Change in cash balance                                   81,184         195,720         224,911         448,887
Cash and cash equivalents
      At the beginning of the period                        365,680         177,400       1,430,656       1,012,822
      Initial balance of companies consolidated                                              12,789
in the period
      Monetary adjustments to beginning cash                                              (170,775)         501,149
      At the end of the period                              446,864         373,120       1,497,581       1,962,858

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                                33.611.500/0001-19

04.01 - NOTES TO THE QUARTERLY INFORMATION
(AMOUNTS EXPRESSED IN THOUSANDS OF REAIS UNLESS OTHERWISE INDICATED)

NOTE 17 - SUBSEQUENT EVENT

In the first half of October 2003, Gerdau S.A., through its subsidiary GTL Trade Finance Inc., concluded the placement of Euro Commercial Paper in the amount of US$ 100 million, with a final maturity on October 15, 2004 and interest of 4.0% p.a.

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                                33.611.500/0001-19

05.01 - Comments on the Quarterly Performance

PRODUCTION AND SALES

o During the third quarter, Gerdau S.A. produced 1.0 million tons of crude steel, 9.0% higher than the volume of the second quarter. In nine months, production reached 3.0 million tons, an increase of 11.4% compared to the same period of 2002.

o The volume of rolled steel reached 904.8 thousand tons in the quarter, 5.8% more than the second quarter. The production reached 2.6 million tons in the accumulated for the year, a growth of 6.2% compared to the same period of 2002.


   PRODUCTION             3RD Q. 2003   2ND Q. 2003       VARIATION    9 MONTHS 2003   9 MONTHS 2002       VARIATION
   (1,000 t)                                              3Q03/2Q03                                        9M03/9M02

   Crude steel                1,049.9         963.1            9.0%      2,954.2       2,650.7           11.4%
   Rolled                       904.8         855.0            5.8%      2,589.9       2,438.2            6.2%

o Sales totaled 1.2 million tons in the quarter, 15.0% higher than the volume sold in the second quarter. Of this amount, 412.6 thousand tons were exported and 749.6 thousand tons were sold to the domestic market.

o In the period from January to September, sales reached 3.1 million tons, an increase of 4.5% compared to the same period of 2002. As a result of the decrease in sales to the domestic market (-15.8%) during the year and more attractive prices in the foreign market, exports, which have increased in the last four quarters, reached 971.4 thousand tons (US$
       233.7 million) this year, a growth in shipments of 124.6% compared to the first nine-month of 2002.

RESULTS

o      During the quarter ended September 30, 2003, Gerdau S.A. sales reached R$
       1.8 billion, 12.1% higher than the second quarter, as a result of the increase in volume sold in the period. Net sales totaled R$ 1.4 billion, 12.9% more than in the months from April to June. Up to September, sales accumulated R$ 4.9 billion and net sales R$ 3.9 billion, an increase of 34.2% and 36.3%, respectively.

o Gross margin reached 36.97% in the third quarter against 35.75% in the prior quarter, an improvement explained by the decrease in prices of some raw materials used in operations. Gross profit reached R$ 527.1 million in the quarter and R$ 1.5 billion accumulated up to September 2003.

o Selling, general and administrative expenses, when compared to the second quarter, increased by 5.4%, but represented a reduction from 13.33% to 12.44% on net sales in the respective quarters. These expenses totaled R$
       177.4 million in the third quarter and reached R$ 501.1 million in the first nine months of this year.

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                                33.611.500/0001-19

05.01 - Comments on the Quarterly Performance

o The increase in sales, together with a lesser increase in operating expenses, resulted in an increase of 20.7% in EBITDA during the quarter, reaching R$ 401.1 million. The EBITDA margin increased to 28.13% in the period compared to 26.32% in the prior quarter. During the year, EBITDA increased by 22.1%, reaching R$ 1.1 billion.

o Net financial expenses totaled R$ 144.7 million in the third quarter, 22.2% higher than the prior quarter, due to the increase in cost of debt service.

o Equity accounting was positive in R$ 80.5 million in the third quarter of this year, as a result of the performance of the subsidiaries, specially Acominas.

o Net income reached R$ 234.4 million in the third quarter, 17.9% higher than in the second quarter. In the first nine months of the year, net income amounted to R$ 679.2 million, 9.0% higher than the same period of 2002. Net income represents R$ 1.58 per share in the quarter and R$ 4.58 per share in the accumulated.

o On September 30, stockholders' equity amounted to R$ 3.8 billion, equivalent to an equity amount of R$ 25.78 per share.

INVESTMENTS

o In the first nine months of this year, investments in fixed assets totaled US$ 68.3 million, destined for maintenance and technology updating of industrial units. Of this amount, US$ 29.7 million refers to the third quarter.

FINANCIAL DEBT

o On September 5, 2003, in a joint operation of Gerdau S.A. and its subsidiary Acominas, the placement of the first tranche of US$ 105 million of a program for Export Receivables Notes in the total amount of US$ 400 million, was concluded. The first tranche was placed with a coupon of 7.37% p.a., with final maturity in July 2010, and a grace period of two years. Repayment will be made on a quarterly basis as from October 2005.

o At September 30, net debt was R$ 2.7 billion, 8.6% lower than that at June 30, of R$ 3.0 billion.

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                                33.611.500/0001-19

05.01 - Comments on the Quarterly Performance


   -----------------------------------------------------------------------------------------------------------
   DEBT                                                                      9.30.2003               6.30.2003
   (R$ million)
   -----------------------------------------------------------------------------------------------------------
   SHORT-TERM
      Local currency                                                             642.6                   360.6
      Foreign currency1                                                        1,047.0                 1,240.6
      TOTAL                                                                    1,689.6                 1,601.2

   LONG-TERM
      Local currency                                                             553.4                   889.9
      Foreign currency1                                                          908.5                   560.6
      TOTAL                                                                    1,461.9                 1,450.5

   GROSS DEBT                                                                  3,151.5                 3,051.7
   Cash and banks and short-term investments                                     446.9                    92.0
   NET DEBT                                                                    2,704.6                 2,959.7
   -----------------------------------------------------------------------------------------------------------
     1 - 57% of debt in foreign currency was protected by hedge operations.


o      Payment schedule of long-term debt at September 30, was as follows:

   -----------------------------------------------------------------------------------------------------------
                               YEAR                                              R$ MILLION
   -----------------------------------------------------------------------------------------------------------
                               2004                                                 71.6
                               2005                                                 300.8
                               2006                                                 314.7
                               2007                                                 88.4
                          2008 and after                                            686.4
                              TOTAL                                                1,461.9
   -----------------------------------------------------------------------------------------------------------

CAPITAL MARKETS

o Interest on own capital relating to the third quarter of 2003, to be paid on November 18, amounts to R$ 75.7 million and is equivalent to R$ 0.51 per share. In the accumulated for the year, this amount reaches R$ 200.3 million, i.e., R$ 1.350 per share currently issued.

o At the Sao Paulo Stock Exchange (BOVESPA), the activity on the Gerdau S.A. (GGBR) shares from January to September 2003 amounted to R$ 1.6 billion. This volume represents an increase of 62.4% compared to the same period of 2002. 70,026 trades were carried out, exceeding by 90.5% the number of the first nine months of the prior year. During the period, preferred shares appreciated by 66.7% and the daily average of negotiations reached R$ 8.3 million.

o The ADRs traded on the New York Stock Exchange moved 14.8 million securities and US$ 171.0 million in the period from January to September 2003, equivalent to a daily average of US$ 906 thousand.

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                                33.611.500/0001-19

05.01 - Comments on the Quarterly Performance



o Preferred shares of Gerdau S.A. (XGGB) were traded daily in the Madrid Stock Exchange (Latibex). 254.7 thousand shares were traded in the first nine months of 2003, representing around 2.6 million Euros.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

o In order to comply with CVM Instruction 381/2003, Gerdau S.A. informs that PricewaterhouseCoopers Auditores Independentes, provider of external audit services to the Company, did not provide services not related to external audit during the first nine months of 2003.

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                                33.611.500/0001-19

06.01 - Consolidated Balance Sheet - Assets (R$ thousand)


1 - CODE        2 - DESCRIPTION                                              3 - 9/30/2003           4 - 6/30/2003

1               Total assets                                                    14,698,466              14,240,100
1.01            Current assets                                                   5,820,746               5,481,339
1.01.01         Cash and banks                                                     156,385                 258,611
1.01.02         Credits                                                          3,049,231               2,580,017
1.01.02.01      Trade accounts receivable                                        1,609,626               1,557,333
1.01.02.02      Tax credits                                                         98,409                  82,816
1.01.02.03      Marketable securities                                            1,341,196                 939,868
1.01.03         Inventories                                                      2,262,359               2,322,606
1.01.03.01      Finished products                                                  901,798               1,058,484
1.01.03.02      Work in process                                                    334,167                 354,240
1.01.03.03      Raw materials                                                      484,916                 368,176
1.01.03.04      Warehouse materials                                                505,656                 501,880
1.01.03.05      Advances to suppliers                                               35,822                  39,826
1.01.04         Other                                                              352,771                 320,105
1.01.04.01      Other receivables                                                  213,950                 195,223
1.01.04.02      Deferred income tax and social contribution                        138,821                 124,882
1.02            Long-term receivables                                              785,468                 759,772
1.02.01         Sundry credits                                                      10,648                  10,938
1.02.01.01      Eletrobras loans                                                    10,648                  10,938
1.02.02         Receivables from related companies                                  20,751                  14,400
1.02.02.01      Associated companies                                                     0                       0
1.02.02.02      Subsidiary companies                                                20,751                  14,400
1.02.02.03      Other                                                                    0                       0
1.02.03         Other                                                              754,069                 734,434
1.02.03.01      Judicial deposits and other                                        244,651                 247,856
1.02.03.02      Deferred income tax and social contribution                        509,418                 486,578
1.03            Permanent assets                                                 8,092,252               7,998,989
1.03.01         Investments                                                        442,349                 443,340
1.03.01.01      In associated companies                                                  0                       0
1.03.01.02      In subsidiary companies                                                  0                       0
1.03.01.03      Other                                                                    0                       0
1.03.02         Fixed assets                                                     7,632,103               7,530,244
1.03.02.01      Land, buildings and constructions                                3,737,364               3,726,471
1.03.02.02      Machinery, equipment and installations                           7,101,178               6,938,288
1.03.02.03      Furniture and fixtures                                             104,735                 102,030
1.03.02.04      Vehicles                                                            34,741                  34,254
1.03.02.05      Electronic data equipment                                          202,187                 183,301
1.03.02.06      Construction in progress                                           598,831                 550,019
1.03.02.07      Forestation/reforestation                                          170,299                 162,996
1.03.02.08      Accumulated depreciation                                       (4,317,232)             (4,167,115)
1.03.03         Deferred charges                                                    17,800                  25,405

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                                33.611.500/0001-19


06.02 - Consolidated Balance Sheet - Liabilities and Stockholders' Equity (R$ thousand)

1 - CODE        2 - DESCRIPTION                                              3 - 9/30/2003            4 - 6/30/2003

2               Total liabilities and stockholders' equity                   14,698,466               14,240,100
2.01            Current liabilities                                           4,837,840                4,779,361
2.01.01         Loans and financings                                          2,823,010                3,217,383
2.01.02         Debentures                                                      330,163                   11,794
2.01.03         Suppliers                                                     1,036,453                  986,409
2.01.04         Taxes, charges and contributions                                221,869                  171,649
2.01.05         Dividends payable                                                66,581                   44,415
2.01.06         Provisions                                                            0                        0
2.01.07         Payables to related companies                                         0                        0
2.01.08         Other                                                           359,764                  347,711
2.01.08.01      Salaries payable                                                133,991                  138,833
2.01.08.02      Deferred income tax and social contribution                      26,831                   32,700
2.01.08.03      Other payables                                                  198,942                  176,178
2.02            Long-term liabilities                                         4,911,360                4,688,699
2.02.01         Loans and financings                                          3,326,536                2,862,428
2.02.02         Debentures                                                      463,995                  751,215
2.02.03         Provisions                                                            0                        0
2.02.04         Payables to related companies                                         0                       0
2.02.05         Other                                                         1,120,829                1,075,056
2.02.05.01      Provision for contingencies                                     237,762                  240,394
2.02.05.02      Deferred income tax and social contribution                     401,569                  404,246
2.02.05.03      Other payables                                                  189,917                  141,299
2.02.05.04      Benefits to employees                                           291,581                  289,117
2.03            Deferred income                                                       0                        0
2.04            Minority interest                                             1,124,190                1,126,211
2.05            Stockholders' equity                                          3,825,076                3,645,829
2.05.01         Paid-up capital                                               1,735,656                1,735,656
2.05.02         Capital reserves                                                363,307                  342,813
2.05.02.01      Investments                                                     329,545                  309,051
2.05.02.02      Special Law 8200/91                                              21,487                   21,487
2.05.02.03      Other                                                            12,275                   12,275
2.05.03         Revaluation reserves                                                  0                        0
2.05.03.01      Own assets                                                            0                        0
2.05.03.02      Subsidiary/associated companies                                       0                        0
2.05.04         Revenue reserves                                              1,247,202                1,247,202
2.05.04.01      Legal                                                           127,569                  127,569
2.05.04.02      Statutory                                                     1,119,633                1,119,633
2.05.04.03      Contingencies                                                         0                        0
2.05.04.04      Unrealized profits                                                    0                        0
2.05.04.05      Retention of profits                                                  0                        0
2.05.04.06      Special for undistributed dividends                                   0                        0
2.05.04.07      Other                                                                 0                        0
2.05.05         Retained earnings                                               478,911                  320,158

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                                33.611.500/0001-19


06.02 - Consolidated Balance Sheet - Liabilities and Stockholders' Equity (R$ thousand)


2.05.04.06      Special for undistributed dividends                                   0                        0
2.05.04.07      Other                                                                 0                        0
2.05.05         Retained earnings                                               478,911                  320,158

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                                33.611.500/0001-19

07.01 - CONSOLIDATED STATEMENT OF INCOME (R$ THOUSAND)


Code          Description                               3 - 7/1/2003      4 - 1/1/2003    5 - 7/1/2002   6 - 1/1/2002
                                                         to 9/30/2003     to 9/30/2002   to 9/30/2002    to 9/30/2003

3.01          Gross sales and/or services                  4,131,602      11,613,823      3,590,854       8,062,461
3.02          Deductions                                   (637,844)     (1,762,937)      (632,397)     (1,467,107)
3.02.01       Taxes on sales                               (378,670)     (1,058,176)      (314,965)       (807,749)
3.02.02       Freights and discounts                       (259,174)       (704,761)      (317,432)       (659,358)
3.03          Net sales and/or services                    3,493,758       9,850,886      2,958,457       6,595,354
3.04          Cost of sales and/or services rendered     (2,687,894)     (7,429,158)    (2,137,035)     (4,717,764)
3.05          Gross profit                                   805,864       2,421,728        821,422       1,877,590
3.06          Operating expenses/income                    (502,394)     (1,624,036)      (487,773)     (1,181,470)
3.06.01       Selling                                      (114,757)       (322,364)       (93,340)       (238,986)
3.06.02       General and administrative                   (176,216)       (525,069)      (208,728)       (490,440)
3.06.03       Financial, net                               (240,046)       (490,219)      (730,077)     (1,141,182)
3.06.03.01    Financial income                                41,291          52,714        160,651         238,523
3.06.03.02    Financial expenses                           (281,337)       (542,933)      (890,728)     (1,379,705)
3.06.04       Other operating income                               0               0         52,155         100,897
3.06.05       Other operating expenses                         2,495         (1,205)              0               0
3.06.06       Equity in the results of subsidiary and         26,130       (285,179)        492,217         588,241
              associated companies
3.07          Operating profit                               303,470         797,692        333,649         696,120
3.08          Non-operating results                          (4,131)        (13,755)       (17,933)        (27,799)
3.08.01       Income                                               0               0              0               0
3.08.02       Expenses                                       (4,131)        (13,755)       (17,933)        (27,799)
3.09          Net income before taxation and                 299,339         783,937        315,716         668,321
              participations
3.10          Provision for income tax and social           (58,606)       (192,889)          5,114        (48,572)
              contribution
3.11          Deferred income tax                              9,004         217,016         10,086          11,804
3.12          Statutory participations and                   (4,421)        (13,447)        (3,479)         (8,667)
              contributions
3.12.01       Participations                                 (4,421)        (13,447)        (3,479)         (8,667)
3.12.02       Contributions                                        0               0              0               0
3.13          Reversal of interest on capital                      0               0              0               0
3.14          Minority interest                             (10,902)       (115,428)        (2,657)             364
3.15          Net income for the period                      234,414         679,189        324,780         623,250
              Number of shares (thousand), excluding         148,354         148,354    114,118,471     114,118,471
              treasury stock
              Net income per share                           1.58010         4.57816        0.00285         0.00546
              Loss per share

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                                33.611.500/0001-19

08.01 - Comments on the Consolidated Performance

PERFORMANCE IN THE 3RD QUARTER

PRODUCTION AND SALES

o During the third quarter, Gerdau companies produced 3.1 million tons of crude steel, 1.2% higher than the volume of the second quarter. In nine months, the production reached 9.2 million tons, an increase by 40.8% compared to the same period of 2002.

o Operations in Brazil contributed with 56.2% for the accumulated production for the year, while North America contributed with 41.0% and South America (except Brazil) with the remaining 2.8%. Growth in the nine-month period compared to the same period in 2002 is mainly a result of the new units in North America last October and the recovery of the production capacity of Acominas.

o The volume of rolled steel produced during the quarter reached 2.3 million tons, 2.4% higher than the second quarter. Production reached 6.7 million tons in the accumulated for the year, an increase by 40.7% compared to the same period of 2002.


Production                                                      Variation     Nine Months  Nine Months      Variation
(1,000 tons)                   3 rd Q. 2003   2nd Q. 2003       3Q03/2Q03         2003          2002        9M03/9M02
------------                   ------------   -----------       ---------         ----          ----        ---------
CRUDE STEEL
   Brazil                         1,790.3      1,679.1            6.6%       5,157.6      4,307.9           19.7%
   North America                  1,249.6      1,321.2          (5.4%)       3,766.4      1,995.9           88.7%
   South America                     83.3         85.2          (2.2%)         253.2        215.1           17.7%
   TOTAL                          3,123.2      3,085.5            1.2%       9,177.2      6,518.9           40.8%

ROLLED STEEL
   Brazil                         1,012.1        940.5            7.6%       2,874.1      2,664.6            7.9%
   North America                  1,196.9      1,215.5          (1.4%)       3,534.6      1,847.2           91.3%
   South America                     90.3         89.5            0.9%         271.3        235.4           15.2%
   TOTAL                          2,299.3      2,245.5            2.4%       6,680.0      4,747.2           40.7%


o Consolidated sales in the quarter totaled 3.2 million tons, 6.0% higher than the volume sold in the second quarter. Of this amount, 892.1 thousand tons were exported from Brazil and 1.4 million tons were sold by foreign companies.

o In the period from January to September, consolidated sales reached 9.0 million tons, an increase of 40.6% compared to the same period of 2002. As a result of the decrease in sales in the domestic market (-12.7%) during the year and more attractive prices in the foreign market, exports, which have increased consecutively in the last six quarters, reached 2.3 million tons (US$ 571.1 million) this year, with shipments 78.7% higher than in the first nine months of 2002.

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                                33.611.500/0001-19

08.01 - Comments on the Consolidated Performance


Sales                                                           Variation     Nine Months  Nine Months      Variation
(1,000 tons)                    3rd Q. 2003   2nd Q. 2003       3Q03/2Q03         2003          2002        9M03/9M02
------------                   ------------   -----------       ---------         ----          ----        ---------

BRAZIL
   Domestic market                  874.8        798.2            9.6%       2,526.5      2,893.9         (12.7%)
   Exports                          892.1        792.9           12.5%       2.342.2      1,310.7           78.7%
   TOTAL                          1,766.9      1,591.1           11.0%       4.868.7      4,204.6           15.8%

FOREIGN
   North America                  1,290.4      1,284.1            0.5%       3,845.6      1,966.4           95.6%
   South America                     98.7        101.3          (2.6%)         307.3        246.4           24.7%
   TOTAL                          1,389.1      1,385.4            0.3%       4,152.9      2,212.8           87.7%

TOTAL CONSOLIDATED                3,156.0      2,976.5            6.0%       9,021.6      6,417.4           40.6%


RESULTS

o Net sales reached R$ 3.5 billion in the third quarter, 15.3% higher than in the second quarter, due to the increase of 6.0% in physical sales volume and higher revenue in reais from foreign operations due to 1.8% devaluation of the real compared to the U.S. dollar. In the accumulated for the year, the increase in prices of steel products in the foreign market and the increase in physical sales volume of 40.6% increased net sales from R$ 6.6 billion in 2002 to R$ 9.9 billion in 2003, generating a growth of 49.4%.

Net sales                                                      Variation     Nine Months  Nine Months      Variation
(R$ million)                   3 rd Q. 2003   2nd Q. 2003       3Q03/2Q03         2003          2002        9M03/9M02
------------                   ------------   -----------       ---------         ----          ----        ---------
   Brazil                         1,932.9      1,769.0            9,3%      5,418.8       3,623.3           49.6%
   North America                  1,440.6      1,165.7           23.6%      4,096.3       2,694.1           52.0%
   South America                    120.4         95.6           25.9%        335.8         278.0           20.8%
   TOTAL                          3,493.9      3,030.3           15.3%      9,850.9       6,595.4           49.4%


o During the quarter, gross margin was 23.07%, lower than 25.88% in the prior quarter, due to the increase in costs of raw materials in the North America operations and also the scheduled stoppages to refurbish some units in that region. Gross profit reached R$ 805.9 million in the quarter and R$ 2.4 billion accumulated up to September 2003.

o Selling, general and administrative expenses increased by 5.4% in the third quarter compared to the second quarter. However, these expenses represented 9.11% on net sales in the period from April to June and 8.33% from July to September. These expenses totaled R$ 291.0 million in the third quarter and reached R$ 847.4 million in the first nine months of 2003.

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                                33.611.500/0001-19


08.01 - Comments on the Consolidated Performance


EBTDA
(R$ million)                                              3rd Q. 2003    2nd Q. 2003      Nine Months 2003         Nine Months 2002
------------                                              ------------   -----------      ----------------         ----------------
   Gross profit                                              805.9          784.3               2,421.7              1,877.6
   Selling expenses                                        (114.8)        (115.6)                (322.4)               (239.0)
   General and administrative expenses                     (176.2)        (160.4)                (525.1)               (490.4)
   Depreciation and amortization                             156.3          137.6                 448.4                385.5
   EBITDA                                                    671.2          645.9               2,022.6              1,533.7
   Financial expenses, net                                 (160.6)        (134.7)                (413.4)               (298.1)
   Exchange and monetary variations                         (79.4)          (6.0)                 (76.8)               (843.1)
   EBTDA                                                     431.2          505.2               1,532.4                392.5
-----------------------------------------------------------------------------------------------------------------------------------

o The increase in sales, together with a lesser increase in operating expenses, did not fully compensate the increase in cost of sales during the third quarter of this year. Accordingly, the EBITDA margin dropped to 19.21% in the period compared to 21.31% in the prior quarter. Even so, EBITDA increased by 3.9% compared to the two last quarters, and amounted to R$ 671.2 million in the period from July to September. EBITDA reached R$ 2.0 billion in the accumulated for the year, 31.9% higher than in the same period of 2002.


EBTIDA                                                          Variation     Nine Months  Nine Months      Variation
(R$ million)                    3rd Q. 2003   2nd Q. 2003       3Q03/2Q03         2003          2002        9M03/9M02
------------                   ------------   -----------       ---------         ----          ----        ---------

BRAZIL
   Brazil                          584.9         550.6            6.2%      1.749.4       1.134.8           54.2%
   North America                    49.6          65.8         (24.6%)        168.7         316.6         (46.7%)
   South America                    36.7          29.4           24.8%        104.5          82.3           27.0%
   TOTAL                           671.2         645.8            3.9%      2.022.6       1.533.7           31.9%
-----------------------------------------------------------------------------------------------------------------

o Net financial expenses totaled R$ 240.0 million in the third quarter. This amount includes monetary variation expenses of R$ 12.3 million and foreign exchange variation expenses of R$ 67.0 million. Excluding the monetary and exchange variations, net financial expenses amounted to R$ 160.6 million in the third quarter, against R$ 134.7 million in the second quarter, due to the increase in cost of debt service.

o Equity accounting was positive in the amount of R$ 26.1 million in the third quarter of 2003, as a result of the exchange effect on foreign investments.

o In the third quarter, the provision for income tax and social contribution was R$ 49.6 million, different from the benefit recognized in the second quarter of R$ 133.7 million, a result of the full recognition in that period by the subsidiary Acominas of R$ 198.0 million in deferred tax assets on tax losses and negative basis of social contribution.

o Net income reached R$ 245.3 million in the third quarter of 2003, a net margin of 7.02%. From January to September, net income accumulated R$ 794.6 million, an increase of 27.6% on the same period of 2002 and net margin of 8.07%.

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                                33.611.500/0001-19


08.01 - Comments on the Consolidated Performance


NET INCOM                                                       Variation     Nine Months  Nine Months      Variation
(R$ million)                    3rd Q. 2003   2nd Q. 2003       3Q03/2Q03         2003          2002        9M03/9M02
------------                   ------------   -----------       ---------         ----          ----        ---------
   Brazil                          253.7         249.9            1.5%           791.0         512.7           54.3%
   North America                  (29.4)         (5.2)          465.4%           (57.0)        101.1        (156.4%)
  South America                     21.0          17.3           21.4%            60.6           9.1          565.9%
   TOTAL                           245.3         262.0          (6.4%)           794.6         622.9           27.6%
-----------------------------------------------------------------------------------------------------------------------

INVESTMENTS

o During the third quarter, investments in fixed assets totaled US$ 67.5 million, destined for the installation of the continuous rod line at Acominas and the maintenance and technology updating of Acominas and of other industrial units of Gerdau in Brazil and abroad. These investments total US$
   206.2 million for the year.


INVESTMENTS
(US$ million)                            3rd Q. 2003              2nd Q. 2003        Nine Months 2003
-------------                            -----------              -----------        ----------------

   BRAZIL                                   49.8                     55.5                  161.0
       Gerdau S.A.                          29.7                     20.7                   68.3
       Acominas                             18.5                     33.5                   89.3
       Other                                 1.6                      1.3                    3.4

   FOREIGN                                  17.7                     14.9                   45.2
       North America                        16.0                     13.4                   40.5
       South America                         1.7                      1.5                    4.7

   TOTAL                                    67.5                     70.4                  206.2
-----------------------------------------------------------------------------------------------------

o During the quarter, the companies in Brazil invested US$ 49.8 million (73.8% of total), of which US$ 29.7 million by Gerdau S.A., US$ 18.5 million by Acominas and US$ 1.6 million by the remaining Brazilian companies.

o The North America units received investments of US$ 16.0 million in the third quarter and the South America units received US$ 1.7 million.

FINANCIAL DEBT

o On September 5, 2003, in a joint operation of Gerdau S.A. and its subsidiary Acominas, the placement of the first tranche of US$ 105 million of an Export Receivables Notes program, in the total amount of US$ 400 million, was concluded. The first tranche was placed with a coupon of 7.37% p.a., with final maturity in July 2010 and grace period of two years. Repayment will be made on a quarterly basis as from October 2005.

o At September 30, net debt was R$ 5.4 billion, 3.5% lower than that at June 30, of R$ 5.6 billion.

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                                33.611.500/0001-19


08.01 - Comments on the Consolidated Performance

o  At the end of September, cash and short-term investment balances totaled R$
   1.5 billion, of which 46.7% (R$ 699.7 million) was indexed to the U.S.
   dollar.

Debt
(R$ million)
SHORT-TERM
   Local currency                                       735.7            445.4
   Foreign currency1                                  1,576.0          1,856.8
   Foreign companies                                    841.5            927.0
   TOTAL                                              3,153.2          3,229.2

LONG-TERM
   Local currency                                       762.9          1,071.1
   Foreign currency(1)                                1,047.2            689.5
   Foreign companies                                  1,980.4          1,853.0
   TOTAL                                              3,790.5          3,613.6

GROSS DEBT                                            6,943.7          6,842.8
Cash and banks and short-term investments             1,497.6          1,198.5

NET DEBT                                              5,446.1          5,644.3
--------------------------------------------------------------------------------
  (1) - 56% of debt in foreign currency was protected by hedge operations.

o At September 30, the payment schedule of long-term debt was as follows:

                  Year                            R$ million

                  2004                             145.7
                  2005                             539.3
                  2006                             396.2
                  2007                             373.0
             2008 and after                       2,336.3
                 TOTAL                            3,790.5
              -------------------------------------------------

o At the end of the quarter, the main indices related to Gerdau debt were the following:

INDICES                                                                           9.30.2003               6.30.2003
-------                                                                           ---------               ---------

Net debt / Total net capitalization                                                 52.4%                   54.2%
EBITDA / Net financial expenses (excluding monetary and exchange                    4.9x(1)                  5.3x(2)
variations)
Gross debt / EBITDA(3)                                                              2.6x                    2.6x
Net debt / EBITDA(3)                                                                2.1x                    2.1x
-----------------------------------------------------------------------------------------------------------------

  1 - Accumulated 9 months
  2 - Accumulated 6 months
  3 - EBITDA of the last 12 months


o In the first half of October, Gerdau also concluded a euro commercial paper operation in the amount of US$ 100 million, with final maturity on October 15, 2004 and coupon of 4.0% p.a.

MEETING OF THE ANALYSTS AND PROFESSIONALS OF CAPITAL MARKETS ASSOCIATION
(APIMEC)

o On November 12 and 13, Gerdau will hold an APIMEC national meeting at Ouro Minas Palace Hotel, in Belo Horizonte, followed by a visit to Acominas, in Ouro Branco. During this event, the results of the third quarter 2003, as well as the estimates for the end of 2003 and for 2004 will be commented.

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                                33.611.500/0001-19


09.01 - INVESTMENTS IN SUBSIDIARY AND/OR ASSOCIATED COMPANIES
1 -    2 - COMPANY NAME          3 - CNPJ        4 - CLASSIFICATION      5 - % OF INVESTEES     6 - % OF SHARE
ITEM                                                                     CAPITAL                HOLDERS' EQUITY OF
                                                                                                INVESTOR
7 - TYPE OF COMPANY              8 - NUMBER OF SHARES FOR THE QUARTER    9 - NUMBER  OF SHARES IN THE PRIOR
                                 (THOUSANDS)                             QUARTER (THOUSANDS)

  01   Gerdau Intern. Empreend.  87.040.598/0001-Closed Subsidiary                         94.60              57.66
       Ltda.
Commercial, industrial and other                                2,087,971                                 1,503,440

  03   Gerdau Participacoes Ltda.02.186.673/0001-Closed Subsidiary                        100.00              34.34
Commercial, industrial and other                                  864,213                                   379,941


(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                                33.611.500/0001-19


10.01 - Characteristics of Public or Private Issue of Debentures

1 - ITEM                                                                 01
2 - ORDER NUMBER                                                         03
3 - CVM REGISTRATION NUMBER                                      DCA-82/018
4 - CVM REGISTRATION DATE                                         7/29/1982
5 - ISSUED SERIES                                                         A
6 - TYPE OF ISSUANCE                                                 SIMPLE
7 - NATURE OF ISSUANCE                                               PUBLIC
8 - DATE OF ISSUANCE                                               6/1/1982
9 - MATURITY DATE                                                  6/1/2011
10 - TYPE OF DEBENTURE                                        NO PREFERENCE
11 - CONDITION OF REMUNERATION IN EFFECT                                CDI
12 - PREMIUM/DISCOUNT
13 - NOMINAL VALUE (reais)                                           364.26
14 - ISSUED AMOUNT (thousands of reais)                               8,742
15 - NUMBER OF ISSUED DEBENTURES (UNIT)                              24,000
16 - OUTSTANDING DEBENTURES (UNIT)                                   16,172
17 - TREASURY DEBENTURES (UNIT)                                       7,828
18 - REDEEMED DEBENTURES (UNIT)                                           0
19 - CONVERTED DEBENTURES (UNIT)                                          0
20 - DEBENTURES TO BE PLACED (UNIT)                                       0
21 - DATE OF THE LAST RENEGOTIATION                               9/19/2002
22 - DATE OF THE NEXT EVENT                                        6/1/2011

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ
00398-0            Gerdau S.A.                                33.611.500/0001-19



10.01 - CHARACTERISTICS OF PUBLIC OR PRIVATE ISSUE OF DEBENTURES

1 - ITEM                                                               02
2 - ORDER NUMBER                                                       03
3 - CVM REGISTRATION NUMBER                                    DCA-82/019
4 - CVM REGISTRATION DATE                                       8/11/1982
5 - ISSUED SERIES                                                       B
6 - TYPE OF ISSUANCE                                               SIMPLE
7 - NATURE OF ISSUANCE                                             PUBLIC
8 - DATE OF ISSUANCE                                             6/1/1982
9 - MATURITY DATE                                                6/1/2011
10 - TYPE OF DEBENTURE                                      NO PREFERENCE
11 - CONDITION OF REMUNERATION IN EFFECT                              CDI
12 - PREMIUM/DISCOUNT
13 - NOMINAL VALUE (reais)                                         364.26
14 - ISSUED AMOUNT (thousands of reais)                             8,742
15 - NUMBER OF ISSUED DEBENTURES (UNIT)                            24,000
16 - OUTSTANDING DEBENTURES (UNIT)                                  4,443
17 - TREASURY DEBENTURES (UNIT)                                    19,557
18 - REDEEMED DEBENTURES (UNIT)                                         0
19 - CONVERTED DEBENTURES (UNIT)                                        0
20 - DEBENTURES TO BE PLACED (UNIT)                                     0
21 - DATE OF THE LAST RENEGOTIATION                             9/19/2002
22 - DATE OF THE NEXT EVENT                                      6/1/2011

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                                33.611.500/0001-19


10.01 - CHARACTERISTICS OF PUBLIC OR PRIVATE ISSUE OF DEBENTURES

1 - ITEM                                                                   03
2 - ORDER NUMBER                                                           04
3 - CVM REGISTRATION NUMBER                                        DCA-83/043
4 - CVM REGISTRATION DATE                                            8/8/1983
5 - ISSUED SERIES                                                           1
6 - TYPE OF ISSUANCE                                                   SIMPLE
7 - NATURE OF ISSUANCE                                                 PUBLIC
8 - DATE OF ISSUANCE                                                5/31/1983
9 - MATURITY DATE                                                   2/28/2012
10 - TYPE OF DEBENTURE                                          NO PREFERENCE
11 - CONDITION OF REMUNERATION IN EFFECT                                  CDI
12 - PREMIUM/DISCOUNT
13 - NOMINAL VALUE (reais)                                             364.26
14 - ISSUED AMOUNT (thousands of reais)                                15,298
15 - NUMBER OF ISSUED DEBENTURES (UNIT)                                42,000
16 - OUTSTANDING DEBENTURES (UNIT)                                          0
17 - TREASURY DEBENTURES (UNIT)                                        42,000
18 - REDEEMED DEBENTURES (UNIT)                                             0
19 - CONVERTED DEBENTURES (UNIT)                                            0
20 - DEBENTURES TO BE PLACED (UNIT)                                         0
21 - DATE OF THE LAST RENEGOTIATION                                 9/19/2002
22 - DATE OF THE NEXT EVENT                                         2/28/2012

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                                33.611.500/0001-19


10.01 - CHARACTERISTICS OF PUBLIC OR PRIVATE ISSUE OF DEBENTURES

1 - ITEM                                                                 05
2 - ORDER NUMBER                                                          7
3 - CVM REGISTRATION NUMBER                                      DCA-82/024
4 - CVM REGISTRATION DATE                                         2/28/1982
5 - ISSUED SERIES                                                         1
6 - TYPE OF ISSUANCE                                                 SIMPLE
7 - NATURE OF ISSUANCE                                               PUBLIC
8 - DATE OF ISSUANCE                                               7/1/1982
9 - MATURITY DATE                                                  7/1/2012
10 - TYPE OF DEBENTURE                                        NO PREFERENCE
11 - CONDITION OF REMUNERATION IN EFFECT                                CDI
12 - PREMIUM/DISCOUNT
13 - NOMINAL VALUE (reais)                                           364.26
14 - ISSUED AMOUNT (thousands of reais)                               8,305
15 - NUMBER OF ISSUED DEBENTURES (UNIT)                              22,800
16 - OUTSTANDING DEBENTURES (UNIT)                                    4,721
17 - TREASURY DEBENTURES (UNIT)                                      18,079
18 - REDEEMED DEBENTURES (UNIT)                                           0
19 - CONVERTED DEBENTURES (UNIT)                                          0
20 - DEBENTURES TO BE PLACED (UNIT)                                       0
21 - DATE OF THE LAST RENEGOTIATION                               9/19/2002
22 - DATE OF THE NEXT EVENT                                        7/1/2012

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                                33.611.500/0001-19



10.01 - CHARACTERISTICS OF PUBLIC OR PRIVATE ISSUE OF DEBENTURES

1 - ITEM                                                                   06
2 - ORDER NUMBER                                                            8
3 - CVM REGISTRATION NUMBER                                        DCA-82/004
4 - CVM REGISTRATION DATE                                          12/23/1982
5 - ISSUED SERIES                                                           1
6 - TYPE OF ISSUANCE                                                   SIMPLE
7 - NATURE OF ISSUANCE                                                 PUBLIC
8 - DATE OF ISSUANCE                                                11/1/1982
9 - MATURITY DATE                                                    5/2/2013
10 - TYPE OF DEBENTURE                                          NO PREFERENCE
11 - CONDITION OF REMUNERATION IN EFFECT                                  CDI
12 - PREMIUM/DISCOUNT
13 - NOMINAL VALUE (reais)                                             364.26
14 - ISSUED AMOUNT (thousands of reais)                                21,851
15 - NUMBER OF ISSUED DEBENTURES (UNIT)                                59,988
16 - OUTSTANDING DEBENTURES (UNIT)                                     28,588
17 - TREASURY DEBENTURES (UNIT)                                        31,400
18 - REDEEMED DEBENTURES (UNIT)                                             0
19 - CONVERTED DEBENTURES (UNIT)                                            0
20 - DEBENTURES TO BE PLACED (UNIT)                                         0
21 - DATE OF THE LAST RENEGOTIATION                                 9/19/2003
22 - DATE OF THE NEXT EVENT                                          5/2/2003

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                                33.611.500/0001-19



10.01 - CHARACTERISTICS OF PUBLIC OR PRIVATE ISSUE OF DEBENTURES

1 - ITEM                                                          07
2 - ORDER NUMBER                                                   9
3 - CVM REGISTRATION NUMBER                               DCA-83/044
4 - CVM REGISTRATION DATE                                   8/8/1983
5 - ISSUED SERIES                                                  1
6 - TYPE OF ISSUANCE                                          SIMPLE
7 - NATURE OF ISSUANCE                                        PUBLIC
8 - DATE OF ISSUANCE                                        5/1/1983
9 - MATURITY DATE                                           9/1/2014
10 - TYPE OF DEBENTURE                                 NO PREFERENCE
11 - CONDITION OF REMUNERATION IN EFFECT                         CDI
12 - PREMIUM/DISCOUNT
13 - NOMINAL VALUE (reais)                                    364.26
14 - ISSUED AMOUNT (thousands of reais)                       15,255
15 - NUMBER OF ISSUED DEBENTURES (UNIT)                       41,880
16 - OUTSTANDING DEBENTURES (UNIT)                             8,587
17 - TREASURY DEBENTURES (UNIT)                               33,293
18 - REDEEMED DEBENTURES (UNIT)                                    0
19 - CONVERTED DEBENTURES (UNIT)                                   0
20 - DEBENTURES TO BE PLACED (UNIT)                                0
21 - DATE OF THE LAST RENEGOTIATION                        9/19/2002
22 - DATE OF THE NEXT EVENT                                 9/1/2014

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                                33.611.500/0001-19


10.01 - CHARACTERISTICS OF PUBLIC OR PRIVATE ISSUE OF DEBENTURES

1 - ITEM                                                              08
2 - ORDER NUMBER                                                      10
3 - CVM REGISTRATION NUMBER                                   DEB-81/017
4 - CVM REGISTRATION DATE                                       5/7/1981
5 - ISSUED SERIES                                                      1
6 - TYPE OF ISSUANCE                                              SIMPLE
7 - NATURE OF ISSUANCE                                            PUBLIC
8 - DATE OF ISSUANCE                                           2/27/1981
9 - MATURITY DATE                                             11/30/2015
10 - TYPE OF DEBENTURE                                      SUBORDINATED
11 - CONDITION OF REMUNERATION IN EFFECT
12 - PREMIUM/DISCOUNT
13 - NOMINAL VALUE (reais)                                      1,092.77
14 - ISSUED AMOUNT (thousands of reais)                            7,048
15 - NUMBER OF ISSUED DEBENTURES (UNIT)                            6,450
16 - OUTSTANDING DEBENTURES (UNIT)                                     0
17 - TREASURY DEBENTURES (UNIT)                                    6,450
18 - REDEEMED DEBENTURES (UNIT)                                        0
19 - CONVERTED DEBENTURES (UNIT)                                       0
20 - DEBENTURES TO BE PLACED (UNIT)                                    0
21 - DATE OF THE LAST RENEGOTIATION
22 - DATE OF THE NEXT EVENT                                   11/30/2015

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                                33.611.500/0001-19


10.01 - CHARACTERISTICS OF PUBLIC OR PRIVATE ISSUE OF DEBENTURES

1 - ITEM                                                            09
2 - ORDER NUMBER                                                    11
3 - CVM REGISTRATION NUMBER                                 DEB-90/041
4 - CVM REGISTRATION DATE                                     9/3/1990
5 - ISSUED SERIES                                                    A
6 - TYPE OF ISSUANCE                                            SIMPLE
7 - NATURE OF ISSUANCE                                          PUBLIC
8 - DATE OF ISSUANCE                                          6/1/1990
9 - MATURITY DATE                                             6/1/2020
10 - TYPE OF DEBENTURE                                   NO PREFERENCE
11 - CONDITION OF REMUNERATION IN EFFECT                           CDI
12 - PREMIUM/DISCOUNT
13 - NOMINAL VALUE (reais)                                    1,374.55
14 - ISSUED AMOUNT (thousands of reais)                         34,363
15 - NUMBER OF ISSUED DEBENTURES (UNIT)                         25,000
16 - OUTSTANDING DEBENTURES (UNIT)                               2,580
17 - TREASURY DEBENTURES (UNIT)                                 22,420
18 - REDEEMED DEBENTURES (UNIT)                                      0
19 - CONVERTED DEBENTURES (UNIT)                                     0
20 - DEBENTURES TO BE PLACED (UNIT)                                  0
21 - DATE OF THE LAST RENEGOTIATION                          9/19/2002
22 - DATE OF THE NEXT EVENT                                   6/1/2020

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                                33.611.500/0001-19


10.01 - CHARACTERISTICS OF PUBLIC OR PRIVATE ISSUE OF DEBENTURES

1 - ITEM                                                                10
2 - ORDER NUMBER                                                        11
3 - CVM REGISTRATION NUMBER                                     DEB-91/004
4 - CVM REGISTRATION DATE                                         1/8/1991
5 - ISSUED SERIES                                                        B
6 - TYPE OF ISSUANCE                                                SIMPLE
7 - NATURE OF ISSUANCE                                              PUBLIC
8 - DATE OF ISSUANCE                                              6/1/1990
9 - MATURITY DATE                                                 6/1/2020
10 - TYPE OF DEBENTURE                                       NO PREFERENCE
11 - CONDITION OF REMUNERATION IN EFFECT                               CDI
12 - PREMIUM/DISCOUNT
13 - NOMINAL VALUE (reais)                                        1,374.55
14 - ISSUED AMOUNT (thousands of reais)                             34,363
15 - NUMBER OF ISSUED DEBENTURES (UNIT)                             25,000
16 - OUTSTANDING DEBENTURES (UNIT)                                   1,410
17 - TREASURY DEBENTURES (UNIT)                                     23,590
18 - REDEEMED DEBENTURES (UNIT)                                          0
19 - CONVERTED DEBENTURES (UNIT)                                         0
20 - DEBENTURES TO BE PLACED (UNIT)                                      0
21 - DATE OF THE LAST RENEGOTIATION                              9/19/2002
22 - DATE OF THE NEXT EVENT                                       6/1/2020

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                                33.611.500/0001-19


10.01 - CHARACTERISTICS OF PUBLIC OR PRIVATE ISSUE OF DEBENTURES

1 - ITEM                                                          11
2 - ORDER NUMBER                                                  13
3 - CVM REGISTRATION NUMBER                             DEB/2002/016
4 - CVM REGISTRATION DATE                                  5/27/2003
5 - ISSUED SERIES                                                  1
6 - TYPE OF ISSUANCE                                          SIMPLE
7 - NATURE OF ISSUANCE                                        PUBLIC
8 - DATE OF ISSUANCE                                       11/1/2002
9 - MATURITY DATE                                          11/1/2008
10 - TYPE OF DEBENTURE                                  SUBORDINATED
11 - CONDITION OF REMUNERATION IN EFFECT               CDI + 1% p.a.
12 - PREMIUM/DISCOUNT
13 - NOMINAL VALUE (reais)                                 11,005.43
14 - ISSUED AMOUNT (thousands of reais)                      330,162
15 - NUMBER OF ISSUED DEBENTURES (UNIT)                       30,000
16 - OUTSTANDING DEBENTURES (UNIT)                            30,000
17 - TREASURY DEBENTURES (UNIT)                                    0
18 - REDEEMED DEBENTURES (UNIT)                                    0
19 - CONVERTED DEBENTURES (UNIT)                                   0
20 - DEBENTURES TO BE PLACED (UNIT)                                0
21 - DATE OF THE LAST RENEGOTIATION
22 - DATE OF THE NEXT EVENT                                11/1/2003

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                                33.611.500/0001-19


16.01 OTHER INFORMATION THE COMPANY CONSIDERS RELEVANT



In compliance with the Differentiated Practices for Corporate Governance Regulation (Level 1), we present below a table showing ownership interests involving all direct or indirect holdings that exceed 5% of voting capital, up to the level of individual holdings.


                                                      POSITION AS OF SEPTEMBER 30, 2003
GERDAU S.A. - CNPJ NO. 33.611.500/0001-19
- CAPITAL: R$ 1,735,656,174.86
Capital distribution
                                                                         NUMBER OF SHARES
            STOCKHOLDER'S NAME                       COMMON                 PREFERRED                  TOTAL
            ------------------                ---------------------    --------------------    ------------------------
                                              NUMBER OF                NUMBER OF                  NUMBER OF
                                               SHARES            %      SHARES           %         SHARES         %
                                               ------         ------   ----------      ------     ---------      ------
METALURGICA GERDAU S/A                         42,897,208      83.35    23,523,919      24.28    66,421,127      44.77
STA. FELICIDADE COM. EXP. DE PRODS SID LTDA     1,218,034       2.37     3,899,687       4.02     5,117,721       3.45
OTHER CONTROLLING SHAREHOLDERS                  2,009,228       3.90       150,931       0.16     2,160,159       1.46
                                                ---------       ----       -------       ----     ---------       ----
SUBTOTAL                                       46,124,470      89.62    27,574,537      28.46    73,699,007      49.68
SHARES IN THE MARKET                            5,343,754      10.38    69,311,250      71.54    74,655,004      50.32
TOTAL ISSUED                                   51,468,224     100.00    96,885,787     100.00   148,354,011     100.00


METALURGICA GERDAU S.A. - CNPJ NO. 92.690.783/0001-09
- CAPITAL: R$ 1,280,000,000.00
Capital distribution
                                                                         NUMBER OF SHARES
            STOCKHOLDER'S NAME                       COMMON                 PREFERRED                  TOTAL
            ------------------                ---------------------    --------------------    ------------------------
                                              NUMBER OF                NUMBER OF                  NUMBER OF
                                               SHARES            %      SHARES           %         SHARES         %
                                               ------         ------   ----------      ------     ---------      ------

INDAC - IND. ADM. E COM. S/A                    4,477,551      32.30             -          -     4,477,551      10.77
GRUPO GERDAU EMPREEND. LTDA                     3,544,666      25.57         1,612       0.01     3,546,278       8.53
GERSUL EMPREEND. IMOBS. LTDA                    1,930,243      13.93             -          -     1,930,243       4.64
OTHER                                              18,408       0.13       120,716       0.44       139,124       0.33
                                                   ------       ----       -------       ----       -------       ----
SUBTOTAL                                        9,970,868      71.94       122,328       0.44    10,093,196      24.28
OTHER                                           3,890,597      28.06    27,600,602      99.56    31,491,199      75.72
TOTAL                                          13,861,465     100.00    27,722,930     100.00    41,584,395     100.00


(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                                33.611.500/0001-19


16.01 OTHER INFORMATION THE COMPANY CONSIDERS RELEVANT


SANTA FELICIDADE COM., IMPORT. E EXPORT DE PROD.
SIDERURGICOS LTDA - CNPJ NO. 78.566.288/0001-53
- CAPITAL: R$ 41,184,416.00
Capital distribution
                                                              TOTAL
               QUOTAHOLDER'S NAME                  NUMBER OF QUOTAS       %

METALURGICA GERDAU S/A                                     47,184,266    100.00
GRUPO GERDAU EMPREENDIMENTOS LTDA                                 150      0.00
                                                                  ---      ----
SUBTOTAL                                                   47,184,416    100.00
OTHER                                                               -      0.00
TOTAL                                                      47,184,416    100.00


INDAC - INDUSTRIA, ADMINISTRACAO E COMERCIO S/A - CNPJ NO. 92.690.817/0001-57
- CAPITAL: R$ 225,411,900.81
Capital distribution

                                                                             NUMBER OF SHARES
            STOCKHOLDER'S NAME              COMMON                    PREFERRED                     TOTAL
            ------------------      ---------------------        --------------------      ------------------------
                                    NUMBER OF                    NUMBER OF                  NUMBER OF
                                     SHARES            %           SHARES           %         SHARES             %
                                      ------         ------      ----------      ------     ---------         ------

CINDAC - EMPREEND. E PART. S/A       468,383,161     100.00       936,766,147     100.00     1,405,149,308     100.00
OTHER                                          -          -               175       0.00               175       .000
TOTAL                                468,383,161     100.00       936,766,322     100.00     1,405,149,483     100.00


GRUPO GERDAU EMPREENDIMENTOS LTDA - CNPJ NO. 87.153.730/0001-00
- CAPITAL: R$ 30,238,616.00
Capital distribution
                                                              TOTAL
               QUOTAHOLDER'S NAME                       NUMBER OF QUOTAS     %

INDAC - INDUSTRIA, ADMINISTRACAO E COMERCIO SA             26,557,324     87.83
OTHER                                                       3,681,292     12.17
TOTAL                                                      30,238,616    100.00

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                                33.611.500/0001-19


16.01 OTHER INFORMATION THE COMPANY CONSIDERS RELEVANT



GERSUL EMPREENDIMENTOS IMOBILIARIOS LTDA - CNPJ No. 89.558.555/0001-67
- Capital: R$ 66,000,000.00
Capital distribution
                                                              TOTAL
               QUOTAHOLDER'S NAME                       NUMBER OF QUOTAS     %

ACOTER PARTICIPACOES LTDA                                  30,761,323     46.61
GRUPO GERDAU EMPREENDIMENTOS LTDA                           2,721,284      4.13
SUBTOTAL                                                   33,482,607     50.73
OTHER                                                      32,517,393     49.27
TOTAL                                                      66,000,000    100.00


ACOTER PARTICIPACOES LTDA - CNPJ No. 02.290.525/0001-34
- Capital: R$ 15,660,000.00
Capital distribution
                                                              TOTAL
               QUOTAHOLDER'S NAME                       NUMBER OF QUOTAS     %

INDAC - INDUSTRIA, ADMINISTRACAO E COMERCIO SA             13,249,500     84.61
GRUPO GERDAU EMPREENDIMENTOS LTDA                           2,410,500     15.39
TOTAL                                                      15,660,000    100.00


CINDAC - EMPREENDIMENTOS E PARTICIPACOES S/A - CNPJ NO. 89.550.883/0001-17
- CAPITAL: R$ 202,153,942.56
Capital distribution

                                                                 NUMBER OF SHARES
        STOCKHOLDER'S NAME                   COMMON                 PREFERRED                     TOTAL
        ------------------           ----------------------    ---------------------     --------------------------
                                      NUMBER OF                NUMBER OF                   NUMBER OF
                                        SHARES         %        SHARES         %            SHARES         %
                                      ------         ------      ----------      ------     ---------         ------
STICHTING GERDAU JOHANNPETER           202,154,204    100.00             -          -      202,154,204     100.00
TOTAL                                  202,154,204    100.00             -          -      202,154,204     100.00


(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                                33.611.500/0001-19


16.01 OTHER INFORMATION THE COMPANY CONSIDERS RELEVANT


STICHTING GERDAU JOHANNPETER
Dutch Nationality

       MANAGERS' AND BENEFICIARIES' NAMES                 OWNERSHIP              PERCENTAGE OWNERSHIP
GERMANO HUGO GERDAU JOHANNPETER                    Manager and beneficiary                      25.00
KLAUS GERDAU JOHANNPETER                           Manager and beneficiary                      25.00
JORGE GERDAU JOHANNPETER                           Manager and beneficiary                      25.00
FREDERICO CARLOS  GERDAU JOHANNPETER               Manager and beneficiary                      25.00
                                                                                               100.00

In compliance with the Differentiated Practices for Corporate Governance Regulation (Level 1), we present below tables showing the number and characteristics of shares issued by the Company and which are directly or indirectly held by the Controlling Stockholders, Managers, Members of the Audit Committee, and Board of Directors.


                                                    - POSITION AS OF SEPTEMBER 30, 2003

GERDAU S.A. - CNPJ NO. 33.611.500/0001-19
- CAPITAL: R$ 1,735,656,174.86
Capital distribution
                                                                    NUMBER OF SHARES
                                          --------------------------------------------------------------------------
             STOCKHOLDER                   COMMON            %       PREFERRED        %         TOTAL          %
             -----------                   ------         ------     ---------    -------       -----        ------

Controlling Stockholders                   46,124,470     89.62     27,574,537     28.46     73,699,007     49.68
Managers
Board of Directors                                                       1,812      0.00          1,812      0.00
Directors                                         545      0.00         24,644      0.03         25,189      0.02
Audit Committee                                     -         -         11,396      0.01         11,396      0.01
Treasury stock
Other                                       5,343,209     10.38     69,273,398     71.50     74,616,607     50.30
Total                                      51,468,224    100.00     96,885,787    100.00    148,354,011    100.00
                                           ----------    ------     ----------    ------    -----------    ------
Shares in the market                        5,343,754     10.38     69,311,250     71.54     74,655,004     50.32
                                            ---------     -----     ----------     -----     ----------     -----

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                                33.611.500/0001-19


16.01 OTHER INFORMATION THE COMPANY CONSIDERS RELEVANT



                                                    - POSITION AS OF SEPTEMBER 30, 2002

GERDAU S.A. - CNPJ NO. 33.611.500/0001-19
- CAPITAL: R$ 1,335,120,134.51
Capital distribution
                                                                    NUMBER OF SHARES
                                       -----------------------------------------------------------------------------------
             STOCKHOLDER                   COMMON            %         PREFERRED         %         TOTAL              %
             -----------                   ------            -         ---------         -         -----              -

Controlling Stockholders               35,154,609,278     88.79     23,819,393,663     31.96     58,974,002,941     51.68
Managers
Board of Directors                             21,984      0.00          1,393,068      0.00          1,415,052      0.00
Directors                                     421,660      0.00         27,839,962      0.04         28,261,622      0.02
Audit Committee                                     -         -          8,766,402      0.01          8,766,402      0.01
Treasury stock
Other                                   4,435,888,861     11.20     50,670,135,685     67.99     55,106,024,546     48.29
Total                                  39,590,941,783    100.00     74,527,528,780    100.00     114,118,470,563   100.00
                                       --------------    ------     --------------    ------     ---------------   ------
Shares in the market                    4,436,332,505     11.21     50,708,135,117     68.04     55,144,467,622     48.32
                                        -------------     -----     --------------     -----     --------------     -----

In compliance with the Differentiated Practices for Corporate Governance
Regulation (Level 1), we present below tables showing the number of shares in the market and their percentage in relation to total shares issued.

                                                    - POSITION AS OF SEPTEMBER 30, 2003

GERDAU S.A. - CNPJ NO. 33.611.500/0001-19
- CAPITAL: R$ 1,735,656,174.86
Capital distribution
                                                                       NUMBER OF SHARES
                                           ---------------------------------------------------------------------------
               STOCKHOLDER                         COMMON                 PREFERRED                  TOTAL
                                           ---------------------------------------------------------------------------
                                               NUMBER OF               NUMBER OF                NUMBER OF
                                                SHARES         %         SHARES        %          SHARES         %
                                                ------         -         ------        -          ------         -

METALURGICA GERDAU S/A                        42,897,208     83.35     23,523,919     24.28     66,421,127     44.77
STA. FELICIDADE COM. EXP. DE PRODS SID         1,218,037      2.37      3,899,687      4.02      5,117,721      3.45
LTDA
OTHER CONTROLLING STOCKHOLDERS                 2,009,228      3.90        150,931      0.16      2,160,154      1.46
                                               ---------      ----        -------      ----      ---------      ----
SUBTOTAL                                      46,124,470     89.62     27,574,537     28.46     73,699,007     49.68
SHARES in the market                           5,343,754     10.38     69,311,250     71.54     74,655,004     50.32
TOTAL ISSUED                                  51,468,224    100.00     96,885,787    100.00    148,354,011    100.00


(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                                33.611.500/0001-19


17.01 - REPORT ON LIMITED REVIEW - UNQUALIFIED

      REPORT OF INDEPENDENT ACCOUNTANTS ON THE
      LIMITED REVIEW OF THE QUARTERLY INFORMATION


       To the Board of Directors and Stockholders
       Gerdau S.A.



1 We have carried out limited reviews of the Quarterly Information (ITR) of Gerdau S.A. and Gerdau S.A. and its subsidiary companies for the quarters and periods ended September 30 and June 30, 2003 and September 30, 2002. This information is the responsibility of the Company's management.

2 Our reviews were carried out in conformity with specific standards established by the Institute of Independent Auditors of Brazil (IBRACON), in conjunction with the Federal Accounting Council (CFC), and mainly comprised: (a) inquiries of and discussions with management responsible for the accounting, financial and operating areas of the Company with regard to the main criteria adopted for the preparation of the quarterly information and (b) a review of the significant information and of the subsequent events which have, or could have, significant effects on the Company's financial position and operations.

3 Based on our limited reviews, we are not aware of any material modifications that should be made to the quarterly information referred to above in order that such information be stated in conformity with the accounting practices adopted in Brazil applicable to the preparation of quarterly information, consistent with the Brazilian Securities Commission
     (CVM) regulations.

4 Our reviews were conducted in order to issue a report on the Quarterly Information (ITR) referred to in paragraph one, taken as a whole. The statement of cash flow, presented to provide additional information on the Company and its subsidiary companies, is not required as an integral part of the Quarterly Information (ITR). The statement of cash flow was submitted to the review procedures mentioned in paragraph two and, based on our review, we are not aware of any significant change that should be made for it to be properly presented, in all material respects, in relation to the Quarterly Information (ITR), taken as a whole.


    Porto Alegre, October 29, 2003


    PricewaterhouseCoopers
    Auditores Independentes
    CRC 2SP000160/O-5 "F" RS


    Amoreti Franco Gibbon
    Contador CRC 1SC011841/0-9 "S" RS

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION - ITR                                            9/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES

01.01  -  IDENTIFICATION

1  -  CVM CODE     2  -  COMPANY NAME                           3  -  CNPJ

00398-0            Gerdau S.A.                                33.611.500/0001-19



                                    CONTENTS


   GROUP      EXHIBIT    DESCRIPTION                                                                     PAGE
     01          01     Identification                                                                    1
     01          02     Head office                                                                       1
     01          03     Investor relations officer (Company mail address)                                 1
     01          04     General information/Independent accountants                                       1
     01          05     Capital composition                                                               2
     01          06     Characteristics of the company                                                    2
     01          07     Companies excluded from the consolidated financial statements                     2
     01          08     Dividends APPROVED AND/OR PAID DURING AND after THE QUARTER                       2
     01          09     Subscribed capital and alterations DURING the current QUARTER                     3
     01          10     Investor relations officer                                                        3
     02          01     Balance sheet - assets                                                            4
     02          02     Balance sheet - liabilities and sTOCKholders' equity                              5
     03          01     Statement of Income                                                               7
     04          01     Notes to the Quarterly Information                                                8
     05          01     Comments on the Quarterly Performance                                             34
     06          01     Consolidated balance sheet - assets                                               40
     06          02     Consolidated balance sheet - liabilities and sTOCKholders' equity                 41
     07          01     Consolidated statement of income                                                  43
     08          01     Comments on the CONSOLIDATED Performance                                          44
     09          01     Investments in subsidiary and/or associated companies                             47
     10          01     Characteristics of public or private debenture issues                             48
     16          01     Other information the company CONSIDERS relevant                                  58
     17          01     Report on LIMITED review                                                          63
                                                Gerdau Inter. Empreend. Ltda.
                                                 Gerdau Participacoes Ltda.
